Filed Pursuant to Rule 424(b)(2)
Registration Statement Nos. 333-179936
and 333-179936-01

This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, but is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 31, 2013

Preliminary Prospectus Supplement to the Prospectus dated March 6, 2012

$

    % Senior Notes Due 2016

Guaranteed as to the Payment of Principal and Interest by

CARNIVAL PLC

The notes will be issued by Carnival Corporation and will be guaranteed by Carnival plc (the “Guarantor”). We use the terms “debt securities” or “notes” to refer to the notes and the term “securities” to refer to the debt securities and the related guarantees. The debt securities and the related guarantees will be unsecured and will rank equally in right of payment with all of our and the Guarantor’s unsecured and unsubordinated obligations from time to time outstanding.

The notes will mature on                     , 2016. Interest on the notes will be payable in arrears on                      and                      of each year, beginning on                     , 2013.

We may redeem any of the notes as a whole at any time or in part from time to time, at our option. We describe the redemption prices under the heading “Description of the Notes—Optional Redemption” on page S-9.

Investing in the securities involves risks. See the “Risk Factors ” on page S-4 of this prospectus supplement and on page 2 of the accompanying prospectus, as well as the “Risk Factors” section in the Carnival Corporation and Carnival plc joint Annual Report on Form 10-K for the year ended November 30, 2012 for important factors you should consider before buying the securities.

The securities will not be listed on any securities exchange. Currently, there is no public market for the securities.

	Per Note	Total
Initial Public Offering Price	$	$
Underwriting Discount	$	$
Proceeds before expenses to Carnival Corporation	$	$

The initial public offering price set forth above does not include accrued interest, if any. Interest on the securities will accrue from                     , 2013.

Neither the Securities and Exchange Commission, nor any state or foreign securities commission, has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the securities in book-entry form will be made only through The Depository Trust Company, Clearstream Banking société anonyme and the Euroclear Bank SA/NV on or about                     , 2013 against payment in immediately available funds.

Joint Book-Running Managers

BofA Merrill Lynch	Goldman, Sachs & Co.	HSBC

Prospectus Supplement dated                     , 2013.

Prospectus Supplement

Prospectus

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

S-i

About This Prospectus Supplement

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the securities that we are currently offering. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to the securities that we are currently offering. Generally, the term “prospectus” refers to both parts combined, including information that is incorporated by reference into this prospectus supplement and the accompanying prospectus.

If the information varies between this prospectus supplement and the accompanying prospectus, the information in this prospectus supplement supersedes the information in the accompanying prospectus.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any free writing prospectus that we may provide to you. No person is authorized to provide you with different or additional information or to offer the securities in any state or other jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of this prospectus supplement or the date of the report incorporated by reference, as the case may be.

Unless the context otherwise requires, references to “Carnival Corporation,” “we,” “us” and “our” in this prospectus supplement and in the accompanying prospectus are references to Carnival Corporation including, unless otherwise expressly stated or the context otherwise requires, its subsidiaries. References to “Carnival plc” are to Carnival plc including, unless otherwise expressly stated or the context otherwise requires, its subsidiaries. References to “Carnival Corporation & plc” are to both Carnival Corporation and Carnival plc collectively, following the establishment of the dual listed company arrangement. Carnival plc is also referred to herein as the “Guarantor.” Terms used in this prospectus supplement that are otherwise not defined will have the meanings given to them in the accompanying prospectus.

The securities are being offered only for sale in jurisdictions where it is lawful to make such offers. Offers and sales of the securities in the European Union, the United Kingdom, Hong Kong, Japan and Singapore are subject to restrictions, the details of which are set out in the section entitled “Underwriting.” The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in other jurisdictions may also be restricted by law. Persons who receive this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See “Underwriting” beginning on page S-29 of this prospectus supplement.

This prospectus supplement is not a prospectus for the purposes of the Prospectus Directive (and any amendments thereto) as implemented in member states of the European Economic Area. This prospectus supplement has been prepared on the basis that all offers of the debt securities will be made pursuant to an exemption under the Prospectus Directive from the requirement to produce a prospectus in connection with offers of the debt securities. Accordingly, any person making or intending to make any offer within the European Economic Area of the debt securities which are the subject of the offering contemplated in this prospectus supplement should only do so in circumstances in which no obligation arises for Carnival Corporation, Carnival plc or any underwriter to produce a prospectus for such offers. Neither Carnival Corporation, Carnival plc nor any underwriter have authorized, nor do they authorize, the making of any offer of the debt securities through any financial intermediary, other than offers made by the underwriters which constitute the final placement of the debt securities contemplated in this prospectus supplement.

S-ii

Incorporation by Reference

The Securities and Exchange Commission (the “SEC”) allows us to “incorporate by reference” information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus supplement and the accompanying prospectus:

•	Carnival Corporation’s and Carnival plc’s joint Annual Report on Form 10-K for the year ended November 30, 2012 (filed January 29, 2013) (the “2012 Form 10-K”); and

•

those portions of Carnival Corporation’s and Carnival plc’s joint definitive proxy statement filed on March 1, 2012 that are incorporated by reference into Carnival Corporation’s and Carnival plc’s joint Annual Report for the year ended November 30, 2011 (filed January 30, 2012).

All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended from the date of this prospectus supplement until the termination of the offering under this prospectus supplement shall be deemed to be incorporated into this prospectus supplement and the accompanying prospectus by reference. The information contained on our website (http://www.carnivalcorp.com) is not incorporated into this prospectus supplement or the accompanying prospectus. Our reference to our website is intended to be an inactive textual reference only.

S-iii

SUMMARY

Carnival Corporation and Carnival plc

Carnival Corporation & plc is the largest cruise company in the world, with a portfolio of cruise brands in North America, Europe, Australia and Asia, comprised of Carnival Cruise Lines, Holland America Line, Princess Cruises, Seabourn, AIDA Cruises, Costa Cruises, Cunard, Ibero Cruises, P&O Cruises (Australia) and P&O Cruises (UK). Together, these brands operate 100 ships totaling 203,000 lower berths with nine new ships scheduled to be delivered between March 2013 and March 2016. Carnival Corporation & plc also operates Holland America Princess Alaska Tours, the leading tour company in Alaska and the Canadian Yukon.

On April 17, 2003, Carnival Corporation and Carnival plc completed a dual listed company transaction, or DLC arrangement, which implemented Carnival Corporation & plc’s DLC arrangement. Carnival Corporation and Carnival plc are both public companies, with separate stock exchange listings and their own shareholders. The two companies operate as if they are a single economic enterprise, with a single executive management team and identical boards of directors, but each has retained its separate legal identity.

For a description of our business, financial condition, results of operations and other important information regarding us, see our filings with the SEC incorporated by reference into the accompanying prospectus. For instructions on how to find copies of these and our other filings incorporated by reference into the accompanying prospectus, see “Where You Can Find More Information” in the accompanying prospectus.

Corporate Information

The following is a brief description of Carnival Corporation and Carnival plc:

Carnival Corporation

Carnival Corporation was incorporated under the laws of the Republic of Panama in November 1974. Our common stock and the paired trust shares, which trade together with our common stock, are listed on the New York Stock Exchange (the “NYSE”) under the symbol “CCL.” Our principal executive offices are located at Carnival Place, 3655 N.W. 87th Avenue, Miami, Florida 33178-2428. The telephone number of our principal executive offices is (305) 599-2600.

Carnival plc

Carnival plc was incorporated and registered in England and Wales as P&O Princess Cruises plc in July 2000 and was renamed “Carnival plc” on April 17, 2003, the date on which the DLC arrangement with Carnival Corporation closed. Carnival plc’s ordinary shares are admitted to the Official List of the UK Listing Authority and admitted to trading on the London Stock Exchange (“LSE”), and Carnival plc’s American Depositary Shares, or ADSs, are listed on the NYSE. Carnival plc’s ordinary shares trade under the ticker symbol “CCL” on the LSE. Carnival plc ADSs trade under the ticker symbol “CUK” on the NYSE. Carnival plc’s principal executive offices are located at Carnival House, 5 Gainsford Street, London, SE1 2NE, United Kingdom. The telephone number of Carnival plc’s principal executive offices is 011 44 20 7940 5381.

THE OFFERING

The summary below describes the principal terms of the offering and is not intended to be complete. You should carefully read the “Description of the Notes” section of this prospectus supplement and the “Description of Debt Securities” section in the accompanying prospectus for a more detailed description of the securities offered hereby.

Issuer	Carnival Corporation

Securities Offered	$ aggregate principal amount of notes

Maturity Date	, 2016

Interest Payment Dates	Interest on the notes will be payable in arrears on and of each year, beginning on , 2013.

Guarantor	Carnival plc

Guarantees	The notes will be fully, irrevocably and unconditionally guaranteed by Carnival plc.

Ranking	The notes will be senior unsecured obligations and, as guaranteed, will rank equally with all of the unsecured and unsubordinated indebtedness of Carnival Corporation and Carnival plc, effectively junior to all of the secured indebtedness of Carnival Corporation and Carnival plc, to the extent of the assets securing that indebtedness, and effectively junior to all indebtedness of the subsidiaries of Carnival Corporation and Carnival plc.

As of November 30, 2012, after giving effect to this offering and the receipt and application of the net proceeds of this offering, Carnival Corporation and Carnival plc would have had $ billion of consolidated indebtedness. Of this amount:

•

Carnival Corporation and Carnival plc would have had an aggregate of $             billion of unsecured, unsubordinated indebtedness outstanding, which amount excludes subsidiary debt guaranteed by Carnival Corporation or Carnival plc, or Carnival Corporation or Carnival plc debt guaranteed by any subsidiary; and

•

Carnival Corporation’s and Carnival plc’s subsidiaries would have had an aggregate of $             billion of indebtedness outstanding, substantially all of which is guaranteed by Carnival Corporation and/or Carnival plc, which is substantially all unsecured.

Please read “Description of the Notes—Ranking” in this prospectus supplement.

Minimum Denominations	$2,000

Optional Redemption	We may redeem any of the notes as a whole at any time or in part from time to time, at our option, at the redemption prices described in this prospectus supplement. See “Description of the Notes—Optional Redemption.”

Change of Control	If a Change of Control occurs that is accompanied by a Rating Downgrade with respect to the notes, and the rating of the notes is not subsequently upgraded within the Change of Control Period (all as defined under “Description of the Notes—Change of Control”), we will be required to make an offer to purchase the notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase.

Additional Amounts	Carnival Corporation and Carnival plc have agreed to pay Additional Amounts and/or Guarantor Additional Amounts to the holders of the notes from time to time in the event certain withholding taxes are imposed on payments in respect of the notes. Their respective obligations to pay Additional Amounts and/or Guarantor Additional Amounts are subject to several exceptions and complex treaty-related limitations. See “Description of the Notes — Payment of Additional Amounts” and “—Guarantor Additional Amounts” for further details, including the related definitions.

Use of Proceeds	We intend to use the net proceeds from this offering to repay two floating rate debt facilities, one in whole and one in part, that mature through 2022 and 2023, respectively. Each facility carries an interest rate of LIBOR plus 160 basis points. See “Use of Proceeds” for further details.

Risk Factors	See “Risk Factors” and other information included or incorporated into this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to invest in the securities.

No Listing	We do not intend to apply for the listing of the securities on any securities exchange.

Trustee	U.S. Bank National Association

Paying and Transfer Agent	U.S. Bank National Association

Governing Law	State of New York, United States

RISK FACTORS

Investing in the debt securities offered hereby involves a number of risks. You should carefully consider the risk factors set forth under “Risk Factors—Risks Relating to the Guarantees” in the accompanying prospectus and the risk factors that are incorporated into this prospectus supplement by reference to the section entitled “Item 1A. Risk Factors” in the 2012 Form 10-K. See “Incorporation by Reference” in this prospectus supplement and “Where You Can Find More Information” in the accompanying prospectus. Some statements in the Risk Factors section of the 2012 Form 10-K or included elsewhere in this prospectus supplement and the accompanying prospectus are “forward-looking statements.” For a discussion of those statements and of other factors for investors to consider, see “Forward-Looking Information” in the accompanying prospectus and “Cautionary Note Concerning Factors that may Affect Future Results” in the 2012 Form 10-K.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of $             million, after deducting estimated underwriting discounts and our estimated offering expenses.

We intend to use the net proceeds from this offering to repay two floating rate debt facilities, one in whole and one in part, that mature through 2022 and 2023, respectively. Each facility carries an interest rate of LIBOR plus 160 basis points. Some or all of the net proceeds may be temporarily invested in short-term investment grade instruments, interest-bearing bank accounts, certificates of deposit, money market securities or U.S. government securities or applied to repay short-term debt prior to use.

RATIO OF EARNINGS TO FIXED CHARGES

Carnival Corporation and Carnival plc

The following table sets forth Carnival Corporation & plc’s ratio of earnings to fixed charges on a historical basis for the periods indicated. Earnings include net income, adjusted for income taxes, plus fixed charges and exclude capitalized interest. Fixed charges include gross interest expense, amortization of deferred financing expenses and an amount equivalent to interest included in rent expense. We have assumed that one-third of rent expense is representative of the interest portion of rent expense.

	Year ended November 30,
	2012	2011	2010	2009	2008
Ratio of earnings to fixed charges	4.5x	5.7x	5.6x	5.1x	5.7x

CAPITALIZATION

The following table sets forth the cash and cash equivalents position and capitalization of Carnival Corporation & plc as of November 30, 2012 on an actual basis and adjusted to give effect to this offering of debt securities and the application of the net proceeds from the issuance of such debt securities. See “Use of Proceeds.”

You should read this information in conjunction with “Use of Proceeds” included elsewhere in this prospectus supplement and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical financial statements and related notes in the 2012 Form 10-K, which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of November 30, 2012
	Actual	As Adjusted(1)
	(all share and dollar amounts, except par value, in millions)
Cash and cash equivalents	$465	$

Short-term borrowings	$56		$56
Current portion of long-term debt	1,678
Long-term debt	7,168

Shareholders’ Equity:
Common Stock of Carnival Corporation, $0.01 par value; 1,960 shares authorized; 649 shares issued	6		6
Ordinary shares of Carnival plc; $1.66 par value; 215 shares issued	357		357
Additional paid-in capital	8,252		8,252
Retained earnings	18,479		18,479
Accumulated other comprehensive loss	(207)		(207)
Treasury stock, 55 shares of Carnival Corporation and 33 shares of Carnival plc, at cost	(2,958)		(2,958)

Total shareholders’ equity	23,929		23,929

Total capitalization	$32,831	$

[1]

This table does not reflect the issuance of $500 million aggregate principal amount of 1.875% Senior Notes due 2017 of Carnival Corporation and the payment of dividends by Carnival Corporation & plc in December 2012.

DESCRIPTION OF THE NOTES

We will issue the notes and the related Guarantees (as defined below) under the Senior Indenture referred to in the accompanying prospectus. The following description of the particular terms of the notes offered hereby and the related guarantees supplements the description of the general terms and provisions of the senior debt securities set forth under “Description of Debt Securities” beginning on page 7 in the accompanying prospectus. This description replaces the description of the senior debt securities in the accompanying prospectus to the extent of any inconsistency.

General

The notes will mature on                     , 2016.

We will pay interest on the notes at the rate of         % per year in arrears on                      and                      of each year to holders of record on the preceding                      and                      of each year. If interest or principal on the notes is payable on a Saturday, Sunday or any other day when banks are not open for business in The City of New York, we will make the payment on the next business day. The first interest payment date on the notes is                     , 2013. Interest on the notes will accrue from                     , 2013, and will accrue on the basis of a 360-day year consisting of twelve 30-day months.

Carnival Corporation may from time to time, without the consent of the existing holders of the notes, create and issue further notes having the same terms and conditions as the notes offered hereby in all respects, except for the original issue date, issue price and the first interest payment date. Additional notes issued in this manner will be consolidated with, and form a single series with, the previously outstanding notes.

The debt securities will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

Additional Information

See “Description of Debt Securities” in the accompanying prospectus for additional important information about the securities. That information includes:

•	additional information about the terms of the securities;

•	general information about the Senior Indenture (as defined in the accompanying prospectus) and the Senior Trustee (as defined in the accompanying prospectus); and

•	a description of events of default, notice and waiver under the Senior Indenture.

Guarantees

Under the Guarantees, Carnival plc, as obligor, will irrevocably, unconditionally and absolutely guarantee, on a continuing basis, to each holder of the debt securities and to the Senior Trustee and its successors and assigns, as and for Carnival plc’s own debt, until final and indefeasible payment of the amounts referred to in clause (a) have been made: (a) the due and punctual payment of principal and interest, and, if applicable, Additional Amounts (as defined below) (if any) we are obligated to pay, on the notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of ours under the Senior Indenture (including obligations applicable to the Senior Trustee) and the debt securities; and (b) the punctual and faithful performance, keeping, observance and fulfillment by us of all duties, agreements, covenants and obligations of ours under the Senior Indenture and the notes (the obligations set forth in clauses (a) and (b), collectively, the “Guarantees”). Such Guarantees will constitute guarantees of payment and not merely of collection.

We describe the terms of the Guarantees in more detail under the heading “Description of Debt Securities—Guarantees of Debt Securities” in the accompanying prospectus.

Ranking

The notes will be senior unsecured obligations and, as guaranteed, will rank equally with all of the unsecured and unsubordinated indebtedness of Carnival Corporation and Carnival plc, effectively junior to all of the secured indebtedness of Carnival Corporation and Carnival plc, to the extent of the assets securing that indebtedness, and effectively junior to all indebtedness of the subsidiaries of Carnival Corporation and Carnival plc.

Optional Redemption

We may redeem any of the securities as a whole at any time or in part from time to time, at our option, on at least 30 days, but not more than 60 days, prior notice mailed to each holder of securities to be redeemed, at a redemption price equal to the greater of:

•	100% of the principal amount of the securities to be redeemed, and

•

the sum of the present values of the Remaining Scheduled Payments (as defined below), discounted to the redemption date, on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate (as defined below), plus          basis points;

plus, in each case, accrued interest to the date of redemption that has not been paid.

Any redemption or notice of any redemption may, at our discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an equity offering or Change of Control, issuance of indebtedness or other transaction or event. Notice of any redemption in respect thereof will be given prior to the completion thereof and may be partial as a result of only some of the conditions being satisfied. We may provide in such notice that payment of the redemption price and the performance of our obligations with respect to such redemption may be performed by another person.

On and after the redemption date, interest will cease to accrue on the securities or any portion thereof called for redemption, unless we default in the payment of the redemption price and accrued and unpaid interest. On or before the redemption date, we shall deposit with a paying agent, or the Senior Trustee, money sufficient to pay the redemption price of and accrued interest on the securities to be redeemed on such date. If we elect to redeem less than all of the securities, then the Senior Trustee will select the securities to be redeemed in a manner it deems appropriate and fair.

“Comparable Treasury Issue” means, with respect to the securities, the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the debt securities being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of such securities.

“Comparable Treasury Price” means, with respect to any redemption date for the debt securities: (1) the average of two Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of four such Reference Treasury Dealer Quotations; or (2) if the Senior Trustee obtains fewer than four Reference Treasury Dealer Quotations, the average of all quotations obtained by the Senior Trustee.

“Independent Investment Banker” means one of the Reference Treasury Dealers, to be appointed by us.

“Reference Treasury Dealer” means Goldman, Sachs & Co., HSBC Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and one other primary U.S. Government securities dealer in the United States (each, a “Primary Treasury Dealer”) as selected by us, and their respective successors; provided, however, that if any of the foregoing ceases to be a Primary Treasury Dealer, we will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Senior Trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Senior Trustee by such Reference Treasury Dealer at 3:00 p.m., New York City time, on the third business day preceding such redemption date.

“Remaining Scheduled Payments” means, with respect to each debt security to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such debt security, the amount of the next succeeding scheduled interest payment thereon will be deemed to be reduced by the amount of interest accrued thereon to such redemption date.

“Treasury Rate” means, with respect to any redemption date for the debt securities: (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H. 15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury debt securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that if no maturity is within three months before or after the maturity date for the debt securities, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or (2) if that release, or any successor release, is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date. The Treasury Rate will be calculated on the third business day preceding the redemption date.

Change of Control

If a Change of Control Triggering Event (as defined below) occurs, unless we have exercised our right to redeem the notes as described above, holders of notes will have the right to require us to repurchase all or any part equal to $2,000 or an integral multiple of $1,000 in excess thereof of the notes pursuant to the offer described below (the “Change of Control Offer”). In the Change of Control Offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to the date of purchase (the “Change of Control Payment”).

Within 30 days following any Change of Control Triggering Event, we will be required to mail a notice to holders of notes describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures described in such notice. If mailed prior to the date of consummation of the Change of Control, the notice will state that the Change of Control Offer is conditioned on the consummation of the Change of Control on or prior to the Change of Control Payment Date, provided that a Change of Control Offer may only be made in advance of a Change of Control Triggering Event and be conditional on such Change of Control Triggering Event if a definitive agreement is in place for the Change of Control Triggering Event at the time such conditional Change of Control Offer is made. We must comply with the requirements of Rule 14e-1 under the

Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the notes, we will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control provisions of the notes by virtue of such conflicts.

On the Change of Control Payment Date, we will be required to:

•	accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

•	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

•

deliver or cause to be delivered to the Senior Trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased.

We will not be required to make a Change of Control Offer if (i) a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements that we would have been required to meet had we made such an offer, and (ii) such third party purchases all notes properly tendered and not withdrawn under its offer. In addition, we will not repurchase any notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default (as defined in the accompanying prospectus) under the Senior Indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

For purposes of the foregoing discussion of a repurchase at the option of holders of notes, the following definitions are applicable:

“Change of Control” means any “person” or “group” (as such terms are used for the purposes of Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders (each, a “Relevant Person”) is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly of such capital stock of Carnival Corporation and Carnival plc, in each case as is entitled to exercise or direct the exercise of more than 50 percent of the rights to vote to elect members of the boards of directors of each of Carnival Corporation and Carnival plc; provided (i) such event shall not be deemed a Change of Control so long as one or more of the Permitted Holders have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the boards of directors of Carnival Corporation or Carnival plc, (ii) for the avoidance of doubt, no Change of Control shall occur solely as a result of either Carnival Corporation (or any subsidiary thereof) or Carnival plc (or any subsidiary thereof) acquiring or owning, at any time, any or all of the capital stock of each other, and (iii) no Change of Control shall be deemed to occur if all or substantially all of the holders of the capital stock of the Relevant Person immediately after the event which would otherwise have constituted a Change of Control were the holders of the capital stock of Carnival Corporation and/or Carnival plc with the same (or substantially the same) pro rata economic interests in the share capital of the Relevant Person as such shareholders had in the Capital Stock of Carnival Corporation and/or Carnival plc, respectively, immediately prior to such event. Any direct or indirect intermediate holding company whose only asset is Carnival Corporation or Carnival plc stock shall be deemed not to be a “Relevant Person.”

“Change of Control Period” means, in respect of any Change of Control, the period commencing on the Relevant Announcement Date in respect of such Change of Control and ending 60 days after the occurrence of such Change of Control.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Downgrade.

“Permitted Holder” means (i) each of Marilyn B. Arison, Micky Arison, Shari Arison, Michael Arison or their spouses, the children or lineal descendants of Marilyn B. Arison, Micky Arison, Shari Arison, Michael Arison or their spouses, any trust established for the benefit of (or any charitable trust or non-profit entity established by) any Arison family member mentioned in this clause (i), or any trustee, protector or similar person of such trust or non-profit entity or any “person” (as such term is used in Section 13(d) or 14(d) of the Exchange Act), directly or indirectly, controlling, controlled by or under common control with any Permitted Holder mentioned in this clause (i), and (ii) any “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) the members of which include any of the Permitted Holders specified in clause (i) above, and that (directly or indirectly) hold or acquire beneficial ownership of capital stock of Carnival Corporation and/or Carnival plc (a “Permitted Holder Group”), provided that in the case of this clause (ii), the Permitted Holders specified in clause (i) collectively, directly or indirectly, beneficially own more than 50% on a fully diluted basis of the capital stock of Carnival Corporation and Carnival plc held by such Permitted Holder Group. Any one or more persons or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the terms of the notes will thereafter, together with its (or their) affiliates, constitute an additional Permitted Holder or Permitted Holders, as applicable.

“Rating Agencies” means each of Moody’s Investors Service, Inc. and Standard & Poor’s Rating Service, a division of The McGraw-Hill Corporation, or any of their respective successors or any national rating agency substituted for either of them as selected by Carnival Corporation.

“Rating Event” means, in respect of any Change of Control, the condition whereby a Rating Downgrade in respect of such Change of Control shall have occurred.

“Rating Downgrade” means, in respect of any Change of Control, that the notes are, within the Change of Control Period in respect of such Change of Control, downgraded by both of the Rating Agencies to a non-investment grade credit rating (Ba1/BB+, or equivalent, or lower) and are not, within such Change of Control Period subsequently upgraded to an investment grade rating (Baa3/BBB-, or equivalent, or better) by both of the Rating Agencies.

“Relevant Announcement Date” means, in respect of any Change of Control, the date which is the earlier of (A) the date of the first public announcement of such Change of Control and (B) the date of the earliest Relevant Potential Change of Control Announcement, if any, in respect of such Change of Control.

“Relevant Potential Change of Control Announcement” means, in respect of any Change of Control, any public announcement or statement by Carnival Corporation or Carnival plc or any actual or potential bidder or any advisor acting on behalf of any actual or potential bidder of any action or actions which could give rise to such Change of Control, provided that within 180 days following such announcement or statement such Change of Control shall have occurred.

Payment of Additional Amounts

We will agree that any amounts payable on the notes will be paid without deduction or withholding for any and all present and future taxes, levies, imposts or other governmental charges (“Taxes”) imposed, assessed, levied or collected by or for the account of (i)(x) the Republic of Panama or any political subdivision or taxing authority thereof or (y) the jurisdiction of incorporation (other than the U.S. or any political subdivision or taxing authority thereof) of a successor corporation to us, to the extent that such Taxes first become applicable as a result of the successor corporation becoming the obligor on the notes, or (ii) any jurisdiction (other than the U.S. or any political subdivision or taxing authority thereof) from or through which any amount is paid by us with respect to the notes or where we are resident or maintain a place of business or permanent establishment (each jurisdiction described in clauses (i) and (ii) above is referred to herein as a “Taxing Jurisdiction”), unless the withholding or deduction of such Tax is compelled by laws of the Republic of Panama or any other applicable Taxing Jurisdiction. If any deduction or withholding of any Taxes (other than Excluded Taxes, as defined below) is ever required by the Republic of Panama or any other Taxing Jurisdiction, we will (if the holders or beneficial owners of the relevant notes comply with any relevant administrative requirements) pay any additional amounts (“Additional Amounts”) required to make the net amounts paid to the holders of the notes or the Senior Trustee pursuant to the terms of the Senior Indenture or the notes after such deduction or withholding equal to the amounts then due and payable under the terms of the Senior Indenture or the notes. However, we will not be required to pay Additional Amounts in respect of the following Taxes (“Excluded Taxes”):

•

any present or future Taxes imposed, assessed, levied or collected as a result of the holder or beneficial owner of the relevant note (i) being organized under the laws of, or otherwise being or having been a domiciliary, national or resident of, (ii) being engaged or having been engaged in a trade or business in, (iii) having or having had its principal office located in, (iv) maintaining or having maintained a permanent establishment in, (v) being or having been physically present in, or (vi) otherwise having or having had some connection (other than the connection arising from holding or owning a note, or collecting principal and interest, if any, on, or the enforcement of, a note) with the Republic of Panama or any other applicable Taxing Jurisdiction;

•

any present or future Taxes which would not have been so imposed, assessed, levied or collected but for the fact that, where presentation is required, the relevant note was presented more than thirty days after the date the payment became due or was provided for, whichever is later;

•

any present or future Taxes which would not have been so imposed, assessed, levied or collected but for the failure to make any certification, identification or other report concerning the nationality, residence, identity or connection with the Republic of Panama or any other applicable Taxing Jurisdiction of the holder or beneficial owner of the relevant note or claim for relief or exemption, if making such a certification, identification, other report or claim is, under the laws, rules or regulations of any such jurisdiction, a condition to relief or exemption from Taxes;

•	any estate, inheritance, gift, sale, transfer, personal property or similar taxes or duty; or

•	any combination of the foregoing;

provided further, that no such Additional Amounts will be payable in respect of any note held by (x) any holder or beneficial owner that is not the sole beneficial owner of such note, or that is a fiduciary, partnership, limited liability company or other fiscally transparent entity, but only to the extent that a beneficiary or settlor with respect to the fiduciary or a beneficial owner, partner or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to such Additional Amounts had the beneficiary, settlor, beneficial owner, partner or member been the direct holder of such note, (y) any holder that is not a resident of the United States to the extent that, had such holder been a resident of the United States and eligible (taking into account any applicable limitation on benefits article or similar provision) for the benefit of any double taxation treaty between the United States and the applicable Taxing Jurisdiction in relation to payments of amounts due under the Senior Indenture and the notes, such holder would not have been entitled to such Additional Amounts, or (z) any holder that is a resident of the United States but that is not eligible for the benefit of any double taxation treaty between the United States and the applicable Taxing Jurisdiction in relation to payments of amounts due under the Senior Indenture and the notes (but only to the extent the amount of such deduction or withholding exceeds that which would have been required had such holder of a note been so eligible and made all relevant claims).

We or any successor to us, as the case may be, will indemnify and hold harmless each holder of the notes and upon written request reimburse each holder for the amount of:

•

any Taxes levied or imposed by the Republic of Panama or any other applicable Taxing Jurisdiction and paid by the holder of the notes (other than Excluded Taxes) as a result of payments made with respect to the notes;

•

any liability (including penalties, interest and expenses) arising from or in connection with the levying or imposing of any Taxes (other than Excluded Taxes) by the Republic of Panama or any other applicable Taxing Jurisdiction with respect to the notes; and

•

any Taxes (other than Excluded Taxes) levied or imposed by the Republic of Panama or any other applicable Taxing Jurisdiction with respect to payment of Additional Amounts or any reimbursement pursuant to this list;

in each case, to the extent not otherwise reimbursed by the payment of any Additional Amount and not excluded from the requirement to pay Additional Amounts, as described above.

We or our successor, as the case may be, will also:

•	make such withholding or deduction, to the extent required by applicable law; and

•	remit the full amount deducted or withheld, to the relevant authority in accordance with applicable law.

We or any successor to us, as the case may be, will furnish the Senior Trustee within 30 days after the date the payment of any Taxes is due, certified copies of tax receipts evidencing the payment by us or any successor to us, as the case may be, or other evidence of such payment reasonably satisfactory to the Senior Trustee.

At least 30 days prior to each date on which any payment under or with respect to the notes is due and payable, if we will be obligated to pay Additional Amounts with respect to those payments, we will deliver to the Senior Trustee an officers’ certificate stating that Additional Amounts will be payable, stating the amounts that will be payable, and setting forth any other information necessary to enable the Senior Trustee to pay the Additional Amounts to holders of the notes on the payment date.

Each holder of a note, by acceptance of such note, agrees that, with reasonable promptness after receiving our written notice to the effect that such holder is eligible for a refund in respect of Taxes actually paid by us under the terms of the note or the Senior Indenture, such holder will sign and deliver to us, as reasonably directed by us, any form we provide to such holder to enable such holder to obtain a refund in respect of such Taxes; and if such holder thereafter receives such refund in respect of such Taxes, such holder will promptly pay such refund to us (together with interest, if any, received by such holder from the relevant taxing authority). If a holder applies for a refund of such Taxes prior to our request to apply for such a refund, the holder will, upon receipt of our request to apply for, or to turn over the proceeds of, any such refund, pay any such refund to us (together with interest, if any, received by such holder from the relevant taxing authority), promptly upon receipt of such refund. We will pay all reasonable out-of-pocket expenses incurred by a holder in connection with obtaining such refund.

Guarantor Additional Amounts

Carnival plc, the Guarantor of our notes, will agree to make, with respect to the Senior Indenture and the notes, all such payments to be paid without deduction or withholding for any and all present and future taxes, levies, imposts or other governmental charges (“Guarantor Jurisdiction Taxes”) whatsoever imposed, assessed, levied or collected by or for the account of (i)(x) the United Kingdom or any political subdivision or taxing authority thereof or (y) the jurisdiction of tax residence (other than the United States, or any political subdivision or taxing authority thereof) of a successor corporation to Carnival plc, to the extent that such Guarantor Jurisdiction Taxes first become applicable as a result of such successor corporation becoming the obligor on the Guarantees, as applicable, or (ii) any other jurisdiction (other than the United States, or any political subdivision or taxing authority thereof) from or through which any amount is paid by Carnival plc under the Senior Indenture or where it is resident or maintains a place of business or permanent establishment (each jurisdiction described in clauses (i) and (ii) above is referred to herein as a “Guarantor Taxing Jurisdiction”), unless the withholding or deduction of such Guarantor Jurisdiction Tax is compelled by laws of the United Kingdom, or any other applicable Guarantor Taxing Jurisdiction. If any deduction or withholding of any Guarantor Jurisdiction Taxes (other than Guarantor Excluded Taxes, as defined below) is ever required by the United Kingdom or any other Guarantor Taxing Jurisdiction, Carnival plc will (if the holders or beneficial owners of the relevant notes comply with any relevant administrative requirements) pay such additional amounts (“Guarantor Additional Amounts”) required to make the net amounts paid to each holder or Senior Trustee pursuant to the terms of the Senior Indenture or the note after such deduction or withholding equal to the amounts then due and payable under the terms of the Senior Indenture or the note. However, the Guarantor shall not be required to pay Guarantor Additional Amounts in respect of the following Taxes (“Guarantor Excluded Taxes”):

•

any present or future Guarantor Jurisdiction Taxes imposed, assessed, levied or collected as a result of the holder or beneficial owner of the relevant note (i) being organized under the laws of, or otherwise being or having been a domiciliary, national or resident of, (ii) being engaged or having been engaged in a trade or business in, (iii) having or having had its principal office located in, (iv) maintaining or having maintained a permanent establishment in, (v) being or having been physically present in, or (vi) otherwise having or having had some connection (other than the connection arising from holding or owning the relevant note, or collecting principal and interest, if any, on, or the enforcement of, such note) with the United Kingdom or any other applicable Guarantor Taxing Jurisdiction;

•

any present or future Guarantor Jurisdiction Taxes which would not have been so imposed, assessed, levied or collected but for the fact that, where presentation is required, the relevant note was presented more than thirty days after the date the payment became due or was provided for, whichever is later;

•

any present or future Guarantor Jurisdiction Taxes which would not have been so imposed, assessed, levied or collected but for the failure to make any certification, identification or other report concerning the nationality, residence, identity or connection with the United Kingdom or any other applicable Guarantor Taxing Jurisdiction of the holder or beneficial owner of the relevant note or claim for relief or exemption, if making such a certification, identification, other report or claim is, under the laws, rules or regulations of any such jurisdiction, a condition to relief or exemption from Guarantor Jurisdiction Taxes;

•

any present or future Guarantor Jurisdiction Taxes imposed on a payment to a holder and required to be made pursuant to any law implementing European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such directive;

•

any present or future Guarantor Jurisdiction Taxes imposed on a payment to, or with respect to, a holder who would have been able to avoid such Guarantor Jurisdiction Taxes by presenting the relevant note to a paying agent in a member state of the European Union;

•	any estate, inheritance, gift, sale, transfer, personal property or similar taxes or duty; or

•	any combination of the foregoing;

provided further, that no such Guarantor Additional Amounts shall be payable in respect of any note held by (x) any holder or beneficial owner that is not the sole beneficial owner of such note, or that is a fiduciary, partnership, limited liability company or other fiscally transparent entity, but only to the extent that a beneficiary or settlor with respect to the fiduciary or a beneficial owner, partner or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to such Guarantor Additional Amounts had the beneficiary, settlor, beneficial owner, partner or member been the direct holder of such note, (y) any holder that is not a resident of the United States to the extent that, had such holder been a resident of the United States and eligible for the benefit of any double taxation treaty between the United States, and the applicable Guarantor Taxing Jurisdiction in relation to payments of amounts due under the Senior Indenture and the note, such holder would not have been entitled to such Guarantor Additional Amounts, or (z) any holder that is a resident of the United States but that is not eligible for the benefit of any double taxation treaty between the United States and the applicable Guarantor Taxing Jurisdiction in relation to payments of amounts due under the Senior Indenture and the note (but only to the extent the amount of such deduction or withholding exceeds that which would have been required had such holder of a note been so eligible and made all relevant claims).

Carnival plc or any successor to it, as the case may be, will indemnify and hold harmless each holder of the notes and upon written request reimburse each holder for the amount of:

•	any Guarantor Jurisdiction Taxes levied or imposed and paid by such holder of notes (other than Guarantor Excluded Taxes) as a result of payments made with respect to such note;

•	any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; and

•	any Guarantor Jurisdiction Taxes (other than Guarantor Excluded Taxes) with respect to payment of Guarantor Additional Amounts or any reimbursement pursuant to this list;

in each case, to the extent not otherwise reimbursed by the payment of any Guarantor Additional Amount and not excluded from the requirement to pay Guarantor Additional Amounts, as described above.

Carnival plc or its successor, as the case may be, will also:

•	make such withholding or deduction to the extent required by applicable law; and

•	remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.

Carnival plc or any successor to it, as the case may be, will furnish the Senior Trustee within 30 days after the date the payment of any such Guarantor Jurisdiction Taxes is due, certified copies of tax receipts evidencing the payment by Carnival plc or any successor to it, as the case may be, or other evidence of such payment reasonably satisfactory to the Senior Trustee.

At least 30 days prior to each date on which any payment under or with respect to the notes is due and payable by Carnival plc under the Guarantees, if Carnival plc will be obligated to pay Guarantor Additional Amounts with respect to those payments, Carnival plc will deliver to the Senior Trustee an officers’ certificate stating that Guarantor Additional Amounts will be payable, stating the amounts that will be payable, and setting forth any other information necessary to enable the Senior Trustee to pay the Guarantor Additional Amounts to holders of the notes on the payment date.

Each holder of a note, by acceptance of such note, agrees that, with reasonable promptness after receiving written notice from Carnival plc to the effect that such holder is eligible for a refund in respect of Guarantor Jurisdiction Taxes actually paid by Carnival plc, such holder will sign and deliver, as reasonably directed by Carnival plc, any form provided to such by Carnival plc to enable such holder to obtain a refund in respect of such Guarantor Jurisdiction Taxes; and if such holder thereafter receives such refund in respect of such Guarantor Jurisdiction Taxes, such holder will promptly pay such refund to Carnival plc (together with interest, if any, received by such holder from the relevant taxing authority). If a holder applies for a refund of such Guarantor Jurisdiction Taxes prior to a request by Carnival plc to apply for such a refund, the holder will, upon receipt of a request by Carnival plc to apply for, or to turn over the proceeds of, any such refund, pay any such refund to Carnival plc (together with interest, if any, received by such holder from the relevant taxing authority), promptly upon receipt of such refund. Carnival plc shall pay all reasonable out-of-pocket expenses incurred by a holder in connection with obtaining such refund.

Redemption of Notes under Certain Circumstances

If as the result of any change in or any amendment to the laws, including any regulations and any applicable double taxation treaty or convention, of the Republic of Panama (or the jurisdiction of incorporation (other than the U.S) of a successor corporation to us), or of any of its political subdivisions or taxing authorities affecting taxation, or any change in an application or interpretation of those laws, which change, amendment, application or interpretation becomes effective on or after the original issuance date of the notes (or, in certain circumstances, the later date on which a corporation becomes a successor corporation to us), we determine based upon an opinion of independent counsel of recognized standing that:

•	we would be required to pay Additional Amounts on the next succeeding date for the payment thereof (and such obligation could not be avoided by us taking reasonable measures available to us), or

•

any taxes would be imposed (whether by way of deduction, withholding or otherwise) by the Republic of Panama (or the jurisdiction of incorporation (other than the U.S.) of a successor corporation to us) or by any of its political subdivisions or taxing authorities, upon or with respect to any principal, premium, if any, interest, if any, or sinking fund or analogous payments, if any, then we may, at our option, on giving not less than 30 nor more than 60 days’ irrevocable notice, redeem the notes in whole, but not in part, at any time at a redemption price equal to 100% of the principal amount plus accrued interest to the date fixed for redemption. No such notice of redemption may be given more than 90 days prior to the earliest date on which we would be obligated to pay the Additional Amounts or the tax would be imposed, as the case may be. Also, at the time that such notice of redemption is given, the obligation to pay Additional Amounts or tax, as the case may be, must be in effect.

In addition, if as the result of any change in or any amendment to the laws, including any regulations and any applicable double taxation treaty or convention, of the United Kingdom (or the jurisdiction of tax residence (other than the U.S) of a successor corporation to Carnival plc), or of any of its political subdivisions or taxing authorities affecting taxation, or any change in an application or interpretation of those laws, which change, amendment, application or interpretation becomes effective on or after the original issuance date of the notes (or, in certain circumstances, the later date on which a corporation becomes a successor corporation to Carnival plc), we determine based upon an opinion of independent counsel of recognized standing that:

•

Carnival plc would be required to pay Guarantor Additional Amounts on the next succeeding date for the payment thereof (and such obligation could not be avoided by it taking reasonable measures available to it), or

•	any taxes would be imposed (whether by way of deduction, withholding or otherwise) by the United Kingdom (or the jurisdiction of tax residence (other than the U.S.) of a successor corporation to Carnival plc) or by any of its political subdivisions or taxing authorities, upon or with respect to any principal, premium, if any, interest, if any, or sinking fund or analogous payments, if any, then we may, at our option, on giving not less than 30 nor more than 60 days’ irrevocable notice, redeem the notes in whole, but not in part, at any time at a redemption price equal to 100% of the principal amount plus accrued interest to the date fixed for redemption. No such notice of redemption may be given more than 90 days prior to the earliest date on which Carnival plc would be obligated to pay the Guarantor Additional Amounts or the tax would be imposed, as the case may be. Also, at the time that such notice of redemption is given, the obligation to pay the Guarantor Additional Amounts or tax, as the case may be, must be in effect.

Limitation on Liens

Neither the Company nor Carnival plc will create or incur, or suffer to be created or incurred or come to exist any Security Interest in respect of Indebtedness For Borrowed Money on any vessel or other of its respective properties or assets of any kind, real or personal, tangible or intangible, included in the consolidated balance sheet of the Carnival Corporation & plc Group in accordance with GAAP, nor shall the Company permit any member of the Carnival Corporation & plc Group to do any of the foregoing, unless we make or cause to be made effective provisions whereby either (x) the notes will be secured by a Security Interest on such vessels, properties or assets equally and ratably with (or prior to) all other Indebtedness For Borrowed Money thereby secured or (y) the notes will be secured by a Security Interest on other vessels, properties or assets with a book value at least equal to the principal amount of the notes that ranks prior to all other Indebtedness For Borrowed Money thereby secured. The foregoing restriction does not apply to any Security Interest in respect of Indebtedness For Borrowed Money up to an amount not greater than 40% of the amount of the total assets of the Carnival Corporation & plc Group as shown in the Carnival Corporation & plc Group’s most recent consolidated balance sheet (excluding for these purposes the value of any intangible assets). Any Security Interest granted to the holders of the notes under clauses (x) or (y) above will terminate automatically when any other Indebtedness For Borrowed Money that causes such Security Interest to be granted ceases to be secured by any vessels, assets or properties of the Carnival Corporation & plc Group.

“Carnival Corporation & plc Group” means the Carnival Corporation Group and the Carnival plc Group.

“Carnival Corporation Group” means the Company and all its subsidiaries from time to time.

“Carnival plc Group” means Carnival plc and all its subsidiaries from time to time.

“GAAP” means generally accepted accounting principles in the United States in effect on the original issue date of the notes.

“Indebtedness For Borrowed Money” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments and (c) all guarantee obligations of such Person with respect to Indebtedness For Borrowed Money of others.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Security Interest” means a mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having a similar effect.

Book-Entry Delivery and Settlement

Global Notes

We will issue the securities in the form of one or more global notes in definitive, fully registered, book-entry form. The global notes will be deposited with or on behalf of The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the Senior Trustee in accordance with the FAST Balance Certificate Agreement between DTC and the Senior Trustee.

DTC, Clearstream and Euroclear

Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may hold interests in the global notes through either DTC (in the United States), Clearstream Banking, société anonyme (“Clearstream”), or Euroclear SA/NV (“Euroclear”) in Europe, either directly if they are participants of such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in the U.S. depositaries’ names on the books of DTC. The Bank of New York Mellon will act as the U.S. depositary for Clearstream and Euroclear.

DTC has advised us as follows:

•

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934.

•

DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

•	Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations.

•	DTC is owned by its member firms.

•

Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

•	The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry changes in accounts of its customers, thereby eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Section. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer either directly or indirectly.

Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”) under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear Operator has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking and Finance Commission.

We have provided the descriptions of the operations and procedures of DTC, Clearstream and Euroclear in this prospectus supplement solely as a matter of convenience. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of Carnival Corporation, Carnival plc, the underwriters or the Senior Trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC, Clearstream and Euroclear or their participants directly to discuss these matters.

We expect that under procedures established by DTC:

•

upon deposit of the global notes with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global notes; and

•

ownership of the debt securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the debt securities represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in debt securities represented by a global note to pledge or transfer those interests to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the debt securities represented by that global note for all purposes under the senior indenture and under the debt securities. Except as provided below, owners of beneficial interests in a global note will not be entitled to have debt securities represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated debt securities and will not be considered the owners or holders thereof under the senior indenture or under the debt securities for any purpose, including with respect to the giving of any direction, instruction or approval to the Senior Trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of debt securities under the indenture or a global note.

None of Carnival Corporation, Carnival plc or the Senior Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of debt securities by DTC, Clearstream or Euroclear, or for maintaining, supervising or reviewing any records of those organizations relating to the debt securities.

Payments on the debt securities represented by the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the debt securities represented by a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments.

Distributions on the debt securities held beneficially through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions on the debt securities held beneficially through Euroclear will be credited to the cash accounts of its participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Clearance and Settlement Procedures

Initial settlement for the debt securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable, and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant

European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their U.S. depositaries.

Because of time-zone differences, credits of the debt securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in the debt securities settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of the debt securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of the debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

Certificated Notes

We will issue certificated debt securities to each person that DTC identifies as the beneficial owner of the debt securities represented by the global notes upon surrender by DTC of the global notes only if:

•

DTC or any successor thereto notifies us that it is no longer willing or able to act as a depositary for the global notes or ceases to be registered or in good standing under the Securities Exchange Act of 1934, and we have not appointed a successor depositary within 90 days of that notice or becoming aware; or

•	we determine, in our sole discretion, not to have the debt securities of any series represented by a global note.

Neither we nor the Senior Trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the related debt securities. We and the Senior Trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated notes to be issued.

MATERIAL PANAMANIAN, U.S. FEDERAL INCOME TAX AND U.K. WITHHOLDING TAX CONSEQUENCES

Panama

Under current Panamanian law, because we conduct our operations outside of Panama, we believe that no Panamanian taxes or withholding will be imposed on payments to holders of the notes.

United States

The following is a general summary of material U.S. federal income tax consequences of the ownership and disposition of notes to a U.S. Holder and to a Non-U.S. Holder, each as defined below. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, administrative pronouncements or practices and judicial decisions, all as of the date hereof. Future legislative, judicial, or administrative modifications, revocations or interpretations, which may or may not be retroactive, may result in U.S. federal tax consequences significantly different from those discussed herein. This discussion is not binding on the U.S. Internal Revenue Service (the “IRS”). No ruling has been or will be sought or obtained from the IRS with respect to the classification of the debt securities for U.S. federal income tax purposes or any of the U.S. federal tax consequences discussed herein. There can be no assurance that the IRS will not challenge any of the conclusions discussed herein or that a U.S. court will not sustain such a challenge.

As used in this summary, (A) a “Holder” is any beneficial owner of notes; (B) a “U.S. Holder” is any Holder that is (i) a citizen or an individual resident of the United States for U.S. federal income tax purposes, (ii) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or any of its political subdivisions, including the States and the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust which (a) is subject to the primary jurisdiction of a court within the United States and for which one or more U.S. persons have authority to control all substantial decisions, or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person; (C) a “Non-U.S. Holder” is any Holder that is an individual, corporation, estate or trust that is not described in clause (B)(i), (ii), (iii) or (iv) above. If a pass-through entity, including a partnership or other entity classified as a partnership for U.S. federal income tax purposes, is a beneficial owner of notes, the U.S. federal income tax treatment of an owner or partner generally will depend upon the status of such owner or partner and upon the activities of the pass-through entity. Owners or partners of a pass-through entity that is a beneficial owner of notes should consult their own tax advisors as to U.S. federal income, state and local and non-U.S. tax consequences of the ownership and disposition of notes.

This discussion does not address any U.S. federal alternative minimum tax; U.S. federal estate, gift, or other non-income tax, except as expressly provided below; or any state, local or non-U.S. tax consequences of the ownership or disposition of a note. In addition, this summary does not address the U.S. federal income tax consequences to certain categories of Holders subject to special rules, including Holders that are (i) banks, financial institutions or insurance companies, (ii) regulated investment companies or real estate investment trusts, (iii) brokers or dealers in securities or currencies or traders in securities that elect to apply a mark-to-market accounting method, (iv) tax-exempt organizations, qualified retirement plans, individual retirement accounts or other tax-deferred accounts, (v) Holders that own notes as part of a straddle, hedge, constructive sale, conversion transaction or other integrated investment, (vi) Holders that are liable for the “alternative minimum tax” under the Code, (vii) Holders that hold notes other than as a capital asset, within the meaning of Section 1221 of the Code or (viii) U.S. expatriates.

In addition, this summary deals only with notes acquired pursuant to this offering at their original issue price, within the meaning of Section 1273 of the Code and does not discuss the tax considerations applicable to subsequent purchasers of the notes, including the “market discount” and “acquisition premium” rules of the Code.

A HOLDER IS URGED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE APPLICATION OF U.S. FEDERAL TAX LAWS TO ITS PARTICULAR CIRCUMSTANCES AND ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Tax Considerations for a U.S. Holder

Notes Subject to Contingency

As described under the heading “Description of the Notes — Change of Control,” we will be required to make an offer to repurchase all or any part of the notes at a price equal to 101% of their principal amount plus accrued and unpaid interest upon the occurrence of a Change of Control. It is possible that our obligation to offer to repurchase the notes at a premium could implicate the provisions of Treasury Regulations relating to “contingent payment debt instruments.” If the notes were characterized as contingent payment debt instruments, a U.S. Holder might, among other things, be required to accrue interest income in different amounts and at different times than the stated interest on the notes and to treat any gain recognized on the sale or other disposition of a note as ordinary income rather than as capital gain.

We intend to take the position that the likelihood of such repurchase of the notes at a premium is remote, and thus, that the notes should not be treated as contingent payment debt instruments. Our determination that such contingency is remote is binding on a U.S. Holder unless such U.S. Holder discloses its contrary position in the manner required by applicable Treasury Regulations. Our determination, however, is not binding on the IRS, and the IRS could challenge this determination.

The remainder of this disclosure assumes that our determination that this contingency is remote is correct. The Treasury Regulations applicable to contingent payment debt instruments have not been the subject of authoritative interpretation, however, and the scope of the Treasury Regulations is not certain. U.S. Holders are urged to consult their tax advisors regarding the possible application of the special rules related to contingent payment debt instruments.

Payments of Interest

Stated interest on a note generally will be taxable to a U.S. Holder as ordinary income at the time it accrues or is received in accordance with a U.S. Holder’s method of accounting for U.S. federal income tax purposes.

Notwithstanding that we are a Panamanian corporation, it is possible that some or all interest payable on the notes may be treated as U.S. source income under the “branch tax” rules of the Code for purposes of computing the foreign tax credit allowable to a U.S. Holder.

Sale, Exchange or Retirement of a Note

A U.S. Holder generally will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a note in an amount equal to the difference between (i) the amount of cash plus the fair market value of any property received (other than any amount received in respect of accrued but unpaid interest not previously included in income, which will be taxable as ordinary income), and (ii) such U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will be its cost to such U.S. Holder. Gain or loss recognized on the sale, exchange, retirement or other taxable disposition of a note generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period in such note exceeds one year. Long-term capital gain is subject to tax at a reduced rate to a non-corporate U.S. Holder. The deductibility of capital losses is subject to limitations.

Any gain or loss recognized on the sale, exchange, retirement or other taxable disposition of a note generally will be U.S. source income or loss for purposes of computing the foreign tax credit allowable to a U.S. Holder.

Medicare Contribution Tax on Unearned Income

A 3.8% Medicare tax will generally be imposed on the “net investment income,” including interest and capital gain, of U.S. Holders that are individuals, estates or trusts. Net investment income includes, among other things, interest income not derived from the conduct of a nonpassive trade or business. Payments of interest on, and the recognition of capital gain with respect to, the notes are expected to constitute net investment income.

Information Reporting and Backup Withholding

A U.S. Holder may be subject, under certain circumstances, to information reporting and/or backup withholding at the applicable rate (currently at a rate of 28%) with respect to certain payments of principal or interest on a note and the proceeds of a disposition of a note before maturity.

Backup withholding may apply to a non-corporate U.S. Holder that (i) fails to furnish its taxpayer identification number (“TIN”), (ii) furnishes an incorrect TIN, (iii) is notified by the IRS that it failed properly to report certain interest or dividends, or (iv) fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that it is a U.S. person, that the TIN provided is correct, and that it has not been notified by the IRS that it is subject to backup withholding. The application for exemption is available by providing a properly completed IRS Form W-9 (or successor form). These requirements generally do not apply with respect to certain U.S. Holders, including corporations, tax-exempt organizations, qualified pension and profit sharing trusts, certain financial institutions and individual retirement accounts.

Backup withholding is not an additional tax. Any amount withheld from a payment to a U.S. Holder under the backup withholding rules will be allowed as a credit against such U.S. Holder’s U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided that certain required information is timely furnished to the IRS. A U.S. Holder is urged to consult its own tax advisor regarding the application of information reporting and backup withholding in its particular circumstances, the availability of an exemption from backup withholding and the procedure for obtaining any such available exemption.

Tax Considerations for a Non-U.S. Holder

The rules governing the U.S. federal taxation of a Non-U.S. Holder are complex. A Non-U.S. Holder is urged to consult its own tax advisor regarding the application of U.S. federal tax laws, including any information reporting requirements, to its particular circumstances and any tax consequences arising under the laws of any state, local, non-U.S. or other taxing jurisdiction or under any applicable tax treaty.

Payments of Interest. Under the “branch tax” rules of the Code, it is possible that, notwithstanding that we are a Panamanian corporation, some or all payments made to Non-U.S. Holders may be treated as U.S. source income for U.S. federal income tax purposes. Even if any interest paid on the notes is determined to be U.S. source income, a Non-U.S. Holder generally will not be subject to the 30% U.S. federal withholding tax if such interest will qualify as “portfolio interest.” Interest on a note paid to a Non-U.S. Holder will qualify as portfolio interest if:

•

such Non-U.S. Holder does not actually or constructively own 10% or more of (a) the total combined voting power of all classes of our stock that are entitled to vote, or (b) the total combined voting power of the aggregate of all classes of our and Carnival plc’s stock that are entitled to vote, in each case within the meaning of section 871(h)(3) of the Code;

•	such Non-U.S. Holder is not a “controlled foreign corporation” that is related to Carnival Corporation or Carnival plc within the meaning of section 864(d)(4) of the Code;

•	such Non-U.S. Holder is not a bank whose receipt of interest on a note is described in section 881(c)(3)(A) of the Code; and

•

such Non-U.S. Holder provides its name and address, and certifies, under penalties of perjury, that (a) it is not a U.S. person (which certification may be made on an IRS Form W-8BEN (or successor form)) or (b) it holds its notes through a certain foreign intermediary, and it and the foreign intermediary satisfy the certification requirements of applicable U.S. Treasury Regulations.

Special certification rules apply to Non-U.S. Holders that are pass-through entities rather than corporations or individuals.

If a Non-U.S. Holder cannot satisfy the requirements described above and if interest on the notes is treated as U.S. source income, payments of interest will be subject to the 30% United States federal withholding tax, unless the Non-U.S. Holder provides us with a properly executed (1) IRS Form W-8BEN (or successor form) claiming an exemption from or reduction in withholding under the benefit of any applicable tax treaty or (2) IRS Form W-8ECI (or successor form) stating that interest paid on the note is not subject to withholding tax because it is effectively connected with such Non-U.S. Holder’s conduct of a trade or business in the United States. If a Non-U.S. Holder is engaged in a trade or business in the United States and interest on a note is effectively connected with the conduct of that trade or business, the Non-U.S. Holder will be subject to U.S. federal income tax on that interest on a net income basis (although such Non-U.S. Holder will be exempt from the 30% withholding tax, provided it satisfies the certification requirements described above) in the same manner as if such Non-U.S. Holder were a U.S. person as defined under the Code, regardless of whether interest paid on the notes is determined to be U.S. source income or not. In addition, if a Non-U.S. Holder is a non-U.S. corporation, it may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States.

Sales, Exchange or Retirement of a Note. Subject to the discussion below concerning backup withholding, a Non-U.S. Holder generally will not be subject to U.S. federal income tax or to withholding of U.S. federal income tax on any gain realized on the sale, exchange, redemption, retirement or other disposition of a note unless (i) such Non-U.S. Holder is an individual present in the United States for 183 days or more in the taxable year of such disposition and other applicable conditions are met, or (ii) such gain is effectively connected with the conduct of a U.S. trade or business by such Non-U.S. Holder and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment maintained by such Non-U.S. Holder.

If a Non-U.S. Holder is engaged in a U.S. trade or business and gain realized on the disposition of a note is effectively connected with the conduct of such U.S. trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment), such Non-U.S. Holder generally will be subject to regular U.S. federal income tax on such gain on a net income basis at graduated rates in the same manner as if such Non-U.S. Holder were a U.S. Holder, unless an applicable income tax treaty provides otherwise. In addition, any such Non-U.S. Holder that is a non-U.S. corporation may be subject to the branch profits tax on its effectively connected earnings and profits for the taxable year, subject to certain adjustments, at the statutory rate of 30% unless such rate is reduced or the branch profit tax is eliminated by an applicable tax treaty.

Possible Application of Medicare Contribution Tax on Unearned Income

The Medicare tax described above under “U.S. Holders—Medicare Contribution Tax on Unearned Income” does not apply to non-U.S. persons who are individuals, but it is possible that such tax may apply to the net investment income of non-U.S. persons that are estates or trusts.

Information Reporting and Backup Withholding

Unless certain exceptions apply, we must report to the IRS and to a Non-U.S. Holder the amount of interest on notes paid to such Non-U.S. Holder and the amount of any tax withheld in respect of such interest payments. Copies of information returns that report such interest payments and any withholding of U.S. federal income tax may be made available to tax authorities in a country in which a Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty.

Under current U.S. federal income tax law, if a Non-U.S. Holder provides the applicable IRS Form W-8BEN (or successor form) or other applicable form (together with all appropriate attachments, signed under penalties of perjury, identifying such Non-U.S. Holder and stating that it is not a U.S. person), and we or our paying agent, as the case may be, has neither actual knowledge nor reason to know that such Non-U.S. Holder is a U.S. person, then such Non-U.S. Holder will not be subject to U.S. backup withholding with respect to payments of principal or interest on notes made by us or our paying agent. Special rules apply to pass-through entities and this certification requirement may also apply to beneficial owners of pass-through entities.

Payment of the proceeds of a disposition of a note by a Non-U.S. Holder made to or through a U.S. office of a broker generally will be subject to information reporting and backup withholding unless such Non-U.S. Holder (i) certifies its non-U.S. status on IRS Form W-8BEN (or successor form) signed under penalty of perjury, or (ii) otherwise establishes an exemption. Payment of the proceeds of a disposition of a note by a Non-U.S. Holder made to or through a non-U.S. office of a non-U.S. broker generally will not be subject to information reporting or backup withholding unless such non-U.S. broker is a “U.S. Related Person” (as defined below). Payment of the proceeds of a disposition of a note by a Non-U.S. Holder made to or through a non-U.S. office of a U.S. broker or a U.S. Related Person generally will not be subject to backup withholding, but will be subject to information reporting, unless (i) such Non-U.S. Holder certifies its non-U.S. status on IRS Form W-8BEN (or successor form) signed under penalty of perjury, or (ii) such U.S. broker or U.S. Related Person has documentary evidence in its records as to the non-U.S. status of such Non-U.S. Holder and has neither actual knowledge nor reason to know that such Non-U.S. Holder is a U.S. person.

For this purpose, a “U.S. Related Person” is (i) a controlled foreign corporation for U.S. federal income tax purposes, (ii) a non-U.S. person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment (or for such part of the period that the broker has been in existence) is derived from activities that are effectively connected with the conduct of a U.S. trade or business, or (iii) a non-U.S. partnership if at any time during its taxable year one or more of its partners are U.S. persons who, in the aggregate, hold more than 50% of the income or capital interest of the partnership or if, at any time during its taxable year, the partnership is engaged in the conduct of a U.S. trade or business.

Backup withholding is not an additional tax. Any amount withheld from a payment to a Non-U.S. Holder under the backup withholding rules will be allowed as a credit against such Non-U.S. Holder’s U.S. federal income tax liability and may entitle such Non-U.S. Holder to a refund, provided that certain required information is timely furnished to the IRS. A Non-U.S. Holder is urged to consult its own tax advisor regarding the application of information reporting and backup withholding in its particular circumstances, the availability of an exemption from backup withholding and the procedure for obtaining any such available exemption.

FATCA

Legislation enacted in 2010 commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain foreign entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. On January 17, 2013, the Treasury Department and the IRS issued final regulations implementing FATCA, which are effective on January 28, 2013. Under the final regulations, debt securities outstanding on January 1, 2014 are exempt from withholding imposed under FATCA. Because the notes will be issued before January 1, 2014, FATCA withholding would not apply to the notes unless the notes are “significantly modified” after such date in such a way as to be treated as re-issued after such date for U.S. federal income tax purposes. A Non-U.S. Holder is urged to consult its own tax advisor regarding FATCA as it applies to the notes.

United Kingdom

If Carnival plc (as Guarantor) makes payments in respect of the notes, those payments may be subject to withholding in respect of U.K. income tax at the basic rate (currently 20 per cent.), subject to any direction to the contrary by H.M. Revenue & Customs under the provisions of any applicable double taxation treaty, and except that the withholding obligation may be disapplied in respect of payments to holders who Carnival plc reasonably believes fall within particular classes of recipient (unless H.M. Revenue & Customs direct otherwise).

THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF PURCHASING, HOLDING AND DISPOSING OF THE NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR NON-U.S. TAX LAWS AND ANY TAX TREATY AND ANY RECENT OR PROSPECTIVE CHANGES IN ANY APPLICABLE TAX LAWS OR TREATIES.

UNDERWRITING

We are offering the securities described in this prospectus supplement through a number of underwriters. Goldman, Sachs & Co., HSBC Securities (USA) Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are the representatives of the underwriters. We have entered into a firm commitment underwriting agreement with the underwriters listed below. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, the aggregate principal amount of the securities listed next to its name in the following table:

Underwriter	Principal Amount of Notes
Goldman, Sachs & Co	$
HSBC Securities (USA) Inc.	$
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$

Total	$

The underwriting agreement is subject to a number of terms and conditions and provides that the underwriters must buy all of the securities if they buy any of them. The underwriters will sell the securities to the public when and if the underwriters buy the securities from us.

The underwriters have advised us that they propose initially to offer the securities to the public at the public offering prices set forth on the cover of this prospectus supplement, and to certain dealers at such price less a concession not in excess of         % of the principal amount of the notes. The underwriters may allow, and such dealers may reallow, a concession not in excess of         % of the principal amount of the notes to certain other dealers. If all of the securities are not sold at the initial public offering of the securities, the offering price and other selling terms may be changed by the underwriters. The offering of the securities by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We estimate that our share of the total expenses of the offering, excluding underwriting discounts, will be approximately $            .

We have agreed to indemnify the several underwriters against, or contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The securities are new issues of securities with no established trading market. The securities will not be listed on any securities exchange. The underwriters may make a market in the securities after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the securities or that an active public market for the securities will develop. If an active public market for the securities does not develop, the market price and liquidity of the securities may be adversely affected.

In connection with the offering of the securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters may over allot in connection with the offering, creating a short position. In addition, the representatives may bid for, and purchase, the securities in the open market to cover short positions or to stabilize the price of the securities. Short positions involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of such underwriter in stabilizing or short covering transactions.

Any of these activities, as well as other purchases by the underwriters for their own accounts, may stabilize or maintain the market price of the securities above independent market levels, but no representation is made hereby of the magnitude of any effect that the transactions described above may have on the market price of the securities. The underwriters will not be required to engage in these activities, and may engage in these activities, and may end any of these activities, at any time without notice. These transactions may be effected in the over-the-counter market or otherwise.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of debt securities which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the underwriters; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of debt securities shall require Carnival Corporation or Carnival plc or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of debt securities to the public” in relation to any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the debt securities to be offered so as to enable an investor to decide to purchase or subscribe for the debt securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000 (the “FSMA”)) received by it in connection with the issue or sale of the debt securities in circumstances in which Section 21(1) of the FSMA does not apply to Carnival Corporation or Carnival plc; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the debt securities in, from or otherwise involving the United Kingdom.

This prospectus supplement is only being distributed to and is only directed at persons who are located or resident outside the United Kingdom or if located or resident in the United Kingdom (i) investment professionals falling within Article 19(5) of the Financial Services and Market Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order or (iii) persons to whom this prospectus supplement may otherwise lawfully be communicated in accordance with the Order (all such persons together being referred to as “relevant persons”). The debt securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such debt securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement or any of its contents.

The securities may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to Carnival Corporation and/or Carnival plc and to persons and entities with relationships with Carnival Corporation and/or Carnival plc, for which they received or will receive customary fees and expenses. Certain affiliates of the underwriters participating in this offering are lenders under our bank credit facilities and routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such affiliates of the underwriters would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such short positions could adversely affect future trading prices of the notes offered hereby.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of Carnival Corporation and/or Carnival plc (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with Carnival Corporation and/or Carnival plc. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

We expect to deliver the notes against payment therefor in New York, New York on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the fifth business day following the date of the pricing of the notes. Since trades in the secondary market generally settle in three business days, purchasers who wish to trade the notes on the date of the pricing or the next succeeding business day will be required, by virtue of the fact that the notes initially will settle T+5, to specify alternative settlement arrangements to prevent a failed settlement.

LEGAL MATTERS

Certain legal matters in connection with the securities will be passed upon for us and the Guarantor by Paul, Weiss, Rifkind, Wharton & Garrison LLP. Certain matters with respect to Panamanian law have been passed upon for us and the Guarantor by Tapia, Linares y Alfaro. Certain matters with respect to the laws of England and Wales have been passed upon for us and the Guarantor by Freshfields Bruckhaus Deringer. Certain legal matters in connection with the securities will be passed upon for the underwriters by Sidley Austin LLP.

John J. O’Neil, a partner of Paul, Weiss, Rifkind, Wharton & Garrison LLP, had shared or sole rights to vote or dispose of approximately 9.4% of Carnival Corporation’s outstanding common stock as of January 22, 2013 by virtue of his control of certain trusts for the benefit of certain Arison family members. This represents approximately 7.2% of the total voting power of Carnival Corporation & plc.

Paul, Weiss, Rifkind, Wharton & Garrison LLP also serves as counsel to Micky Arison, who is the chairman and chief executive officer of Carnival Corporation and Carnival plc, and other Arison family members and trusts.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the joint Annual Report on Form 10-K of Carnival Corporation & plc for the year ended November 30, 2012, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered certified public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

DEBT SECURITIES

COMMON STOCK

PREFERRED STOCK

WARRANTS TO PURCHASE SECURITIES

PURCHASE CONTRACTS

UNITS

We, Carnival Corporation, or selling securityholders may from time to time, sell:

•	shares of common stock;

•	shares of preferred stock;

•	debt securities, which will be guaranteed on an unsecured basis by Carnival plc;

•

warrants to purchase common stock, preferred stock or debt securities, or any combination of them and warrants to buy and sell government debt securities, foreign currencies, currency units or units of a currency index or basket, units of a stock index or basket, or a commodity or commodity index;

•	purchase contracts; and

•	units.

Each share of our common stock is paired with a trust share of beneficial interest in the P&O Princess Special Voting Trust. The trust shares represent a beneficial interest in the special voting share issued by Carnival plc. Our common stock and the paired trust shares are not separable and are listed and trade together on the New York Stock Exchange, Inc. (the “NYSE”) under the symbol “CCL”. In this prospectus, whenever we refer to shares of our common stock, unless the context requires otherwise, we are also referring to the paired trust shares. Any common stock sold under this prospectus, as it may be supplemented, will be listed on the NYSE, subject to official notice of issuance.

WE WILL PROVIDE SPECIFIC TERMS OF ANY OFFERING IN SUPPLEMENTS TO THIS PROSPECTUS. THE SECURITIES MAY BE OFFERED SEPARATELY OR TOGETHER IN ANY COMBINATION AND AS SEPARATE SERIES. YOU SHOULD READ THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT CAREFULLY BEFORE YOU INVEST.

INVESTING IN THE SECURITIES OFFERED BY THIS PROSPECTUS INVOLVES RISKS THAT ARE DESCRIBED IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE 2 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION, NOR ANY STATE SECURITIES COMMISSION, HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We or the selling securityholders may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We and the selling securityholders reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. The net proceeds to us or the selling securityholders from the sale of securities also will be set forth in the applicable prospectus supplement.

The date of this prospectus is March 6, 2012.

ABOUT THIS PROSPECTUS

References in this prospectus to “we,” “us,” “our” and “Carnival Corporation” are to Carnival Corporation including, unless otherwise expressly stated or the context otherwise requires, its subsidiaries. References to “Carnival plc” are to Carnival plc including, unless otherwise expressly stated or the context otherwise requires, its subsidiaries. References to “Carnival Corporation & plc” are to both Carnival Corporation and Carnival plc collectively, following the establishment of the dual listed company arrangement. For more information about the dual listed company arrangement, please see “The Companies.”

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we or the selling securityholders may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus only provides you with a general description of the securities we may offer. Each time we or the selling securityholders sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities.

The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”

WE AND THE SELLING SECURITYHOLDERS ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR A PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THE DOCUMENT.

i

WHERE YOU CAN FIND MORE INFORMATION

You may read and copy any document previously filed by each of Carnival Corporation and Carnival plc with the SEC at the SEC’s Public Reference Room, 100 F. Street, N.E., Washington D.C. 20549. Carnival Corporation and Carnival plc file combined reports, proxy statements and other information with the SEC. Copies of such information filed with the SEC may be obtained at prescribed rates from the Public Reference Room. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. In addition, the SEC maintains a web site (www.sec.gov) that contains reports, proxy statements and other information regarding registrants, such as Carnival Corporation and Carnival plc, that file electronically with the SEC. Materials that Carnival Corporation and Carnival plc have filed may also be inspected at the library of the NYSE, 20 Broad Street, New York, New York 10005.

The periodic reports of Carnival Corporation and Carnival plc under the Exchange Act contain the consolidated financial statements of Carnival Corporation & plc.

You should only rely on the information contained in this prospectus and incorporated by reference in it.

ii

INCORPORATION BY REFERENCE

Carnival Corporation (File number 1-9610) and Carnival plc (File number 1-15136) are incorporating by reference into this prospectus the following documents or portions of documents filed with the SEC:

•	Carnival Corporation’s and Carnival plc’s joint Annual Report on Form 10-K as filed on January 30, 2012, for the fiscal year ended November 30, 2011;

•	Carnival Corporation’s and Carnival plc’s joint definitive Proxy Statement on Schedule 14A filed on March 1, 2012, as amended by Schedule 14A/A filed on March 2, 2012;

•	Carnival Corporation’s and Carnival plc’s joint Current Report on Form 8-K as filed on January 17, 2012; and

•

All other documents filed by Carnival Corporation and Carnival plc pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of the offering.

You should rely only on the information contained in this document or that information to which this prospectus has referred you. Carnival Corporation and Carnival plc have not authorized anyone to provide you with any additional information.

Any statement contained in this prospectus or a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The documents incorporated by reference into this prospectus are available from Carnival Corporation and Carnival plc upon request. Carnival Corporation and Carnival plc will provide a copy of any and all of the information that is incorporated by reference in this prospectus to any person, without charge, upon written or oral request. If exhibits to the documents incorporated by reference in this prospectus are not themselves specifically incorporated by reference in this prospectus, then the exhibits will not be provided. Requests for such copies should be directed to the following:

CARNIVAL CORPORATION

CARNIVAL PLC

3655 N.W. 87TH AVENUE

MIAMI, FLORIDA 33178-2428

ATTENTION: CORPORATE SECRETARY

TELEPHONE: (305) 599-2600, EXT. 18018.

Except as provided above, no other information, including information on the web site of Carnival Corporation or Carnival plc, is incorporated by reference into this prospectus.

iii

THE COMPANIES

Carnival Corporation & plc

Carnival Corporation & plc is the largest cruise company and among the most profitable and financially strongest vacation companies in the world, with a portfolio of widely recognized cruise brands that are sold in all the world’s major vacation markets and are a leading provider of vacations to all major cruise destinations. Each of Carnival Corporation & plc’s cruise brands is an operating segment that is aggregated into either the (1) North America or (2) Europe, Australia & Asia (“EAA”) reportable cruise segments based on the similarity of their economic and other characteristics. The North America segment cruise brands include Carnival Cruise Lines, Holland America Line, Princess Cruises (“Princess”) and Seabourn. The EAA segment cruise brands include AIDA Cruises (“AIDA”), Costa Cruises (“Costa”), Cunard, Ibero Cruises (“Ibero”), P&O Cruises (Australia) and P&O Cruises (UK). In addition to our cruise operations, we own Holland America Princess Alaska Tours, the leading tour company in Alaska and the Canadian Yukon, which primarily complements our Alaska cruise operations.

On April 17, 2003, Carnival Corporation and Carnival plc completed a dual listed company transaction, or DLC transaction, which implemented Carnival Corporation & plc’s DLC arrangement. Carnival Corporation and Carnival plc are both public companies, with separate stock exchange listings and their own shareholders. The two companies operate as if they are a single economic enterprise, with a single executive management team and identical Boards of Directors, but each has retained its separate legal identity.

Carnival Corporation

Carnival Corporation was incorporated under the laws of the Republic of Panama in November 1972. Our common stock and the paired trust shares, which trade together with the common stock, are listed on the NYSE under the symbol “CCL.” Our principal executive offices are located at Carnival Place, 3655 N.W. 87th Avenue, Miami, Florida 33178-2428. The telephone number of our principal executive offices is (305) 599-2600.

Carnival plc

Carnival plc was incorporated and registered in England and Wales as P&O Princess Cruises plc in July 2000 and was renamed “Carnival plc” on April 17, 2003, the date on which the DLC transaction with Carnival Corporation closed. Carnival plc’s ordinary shares are listed on the London Stock Exchange, and Carnival plc’s American Depositary Shares, or ADSs, are listed on the NYSE. Carnival plc ordinary shares trade under the ticker symbol “CCL” on the London Stock Exchange. Carnival plc ADSs trade under the ticker symbol “CUK” on the NYSE. Carnival plc’s principal executive offices are located at Carnival House, 5 Gainsford Street, London, SE1 2NE, United Kingdom. The telephone number of Carnival plc’s principal executive offices is 011 44 20 7940 5381.

RISK FACTORS

An investment in the securities offered by this prospectus involves a number of risks. You should carefully consider the following information about these risks, together with the specific risks discussed or incorporated by reference in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference in this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in the joint Annual Report on Form 10-K for the year ended November 30, 2011, which are incorporated by reference into this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

Risks Relating to the Guarantees

Carnival plc’s guarantee may be unenforceable due to fraudulent conveyance statutes and, accordingly, you could have no claim against it, as guarantor of any Carnival Corporation debt securities.

Although laws differ among various jurisdictions, a court could, under fraudulent conveyance laws, subordinate or avoid the guarantee of Carnival plc if it found that the guarantee was incurred with actual intent to hinder, delay or defraud creditors, or if the guarantor did not receive fair consideration or reasonably equivalent value for the guarantee and that the guarantor:

•	was insolvent or rendered insolvent because of the guarantee;

•	was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond the relevant guarantor’s ability to pay at maturity.

Carnival plc does not believe that the issuance of its guarantees will be a fraudulent conveyance because, among other things, Carnival plc will receive benefits. Carnival plc will receive a reciprocal guarantee by Carnival Corporation of its indebtedness. In addition, Carnival plc receives the benefit of a streamlining and unification of the debt capital structure of Carnival Corporation & plc as a whole. However, if a court were to void the guarantee of a guarantor as the result of a fraudulent conveyance by such guarantor or hold it unenforceable for any other reason, you would cease to have a claim against that guarantor based on its guarantee and would solely be a creditor of Carnival Corporation.

Risk Factors Related to Our Common Stock

The price of our common stock may fluctuate significantly, and holders could lose all or part of their investment.

Volatility in the market price of our common stock may prevent holders from being able to sell their shares at or above the price they paid for their shares. The market price of our common stock could fluctuate significantly for various reasons which include:

•	changes in the prices or availability of fuel;

•	our quarterly or annual earnings or those of other companies in our industry;

•	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

•	our earnings or recommendations by research analysts who track our common stock or the stock of other cruise companies;

•

general economic and business conditions in the U.S. and global economies, financial markets or cruise industry, including those resulting from availability and pricing of air travel services, armed conflicts, cruise ship accidents, the spread of contagious diseases, incidents of terrorism or responses to such events;

•	our ability to continue the payment of a cash dividend on our common stock;

•	our ability to access the credit markets for sufficient amounts of capital and on terms that are favorable or consistent with our expectations;

•	the decline in the securities market and the economic slowdown that affect the value of assets and the economic strength of our customers and suppliers; and

•

the other factors described herein and under the caption “Risk Factors” in the joint Annual Report on Form 10-K for the year ended November 30, 2011 and “Forward-Looking Statements” beginning on page 4 of this prospectus.

In addition, in the past, the U.S., European and other stock markets experienced extreme price and volume fluctuations. This volatility had a significant impact on the market price of securities issued by many companies, including companies in our industry. The changes sometimes occurred without regard to the operating performance of these companies. The price of our common stock could fluctuate based upon factors that have little or nothing to do with Carnival Corporation, and these fluctuations could materially reduce our stock price.

Future sales of shares could depress our stock price.

Sales of a substantial number of shares of our common stock, or the perception that a large number of shares will be sold, could depress the market price of our common stock.

As of the date of this prospectus, approximately 215,301,370 outstanding shares of our common stock are restricted pursuant to Rule 144 under the Securities Act (excluding options and restricted stock units), and holders of approximately 36% of the outstanding shares of our common stock (excluding options and restricted stock units) have rights, subject to some conditions, to require us to file registration statements covering their shares or to include such shares in registration statements that we may file for ourselves or other stockholders. By exercising their registration rights and selling a large number of shares, these stockholders could cause the price of our common stock to decline.

FORWARD-LOOKING STATEMENTS

Some of the statements, estimates or projections contained in this prospectus or incorporated by reference into this prospectus are “forward-looking statements” that involve risks, uncertainties and assumptions with respect to Carnival Corporation, Carnival plc and Carnival Corporation & plc, including some statements concerning the transactions described in this prospectus, future results, outlooks, plans, goals and other events which have not yet occurred. These statements are intended to qualify for the safe harbors from liability provided by Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have tried, whenever possible, to identify these statements by using words like “will,” “may,” “could,” “should,” “would,” “believe,” “depends,” “expect,” “anticipate,” “forecast,” “future,” “intend,” “plan,” “estimate,” “target” and similar expressions of future intent or the negative of such terms.

Because forward-looking statements involve risks and uncertainties, there are many factors that could cause our actual results, performance or achievements to differ materially from those expressed or implied in this prospectus. Forward-looking statements include those statements that may impact, among other things, the forecasting of our non-GAAP earnings per share; net revenue yields; booking levels; pricing; occupancy; operating, financing and tax costs, including fuel expenses; costs per available lower berth day; estimates of ship depreciable lives and residual values; liquidity; goodwill and trademark fair values and outlook. These factors include, but are not limited to, the following:

•	general economic and business conditions;

•	increases in fuel prices;

•	accidents, the spread of contagious diseases, adverse weather conditions or natural disasters and other incidents affecting the health, safety, security and satisfaction of guests and crew;

•	the international political climate, armed conflicts, terrorist and pirate attacks, vessel seizures, and threats thereof, and other world events affecting the safety and security of travel;

•	negative publicity concerning the cruise business in general or us in particular, including any adverse environmental impacts of cruising;

•	litigation, enforcement actions, fines or penalties, including those relating to Costa Concordia’s accident;

•	economic, market and political factors that are beyond our control, which could increase our operating, financing and other costs;

•

changes in and compliance with laws and regulations relating to the protection of persons with disabilities, employment, environment, health, safety, security, tax and other regulations under which we operate;

•	our ability to implement our shipbuilding programs and ship repairs, maintenance and refurbishments on terms that are favorable or consistent with our expectations;

•	increases to our repairs and maintenance expenses and refurbishment costs as our fleet ages;

•	lack of continuing availability of attractive, convenient and safe port destinations;

•

continuing financial viability of our travel agent distribution system, air service providers and other key vendors in our supply chain and reductions in the availability of, and increases in the pricing for, the services and products provided by these vendors;

•	disruptions and other damages to our information technology and other networks and operations, and breaches in data security;

•	competition from and overcapacity in the cruise ship or land-based vacation industry;

•	loss of key personnel or our ability to recruit or retain qualified personnel;

•	union disputes and other employee relation issues;

•	disruptions in the global financial markets or other events may negatively affect the ability of our counterparties and others to perform their obligations to us;

•	the continued strength of our cruise brands and our ability to implement our brand strategies;

•	our international operations are subject to additional risks not generally applicable to our U.S. operations;

•	geographic regions in which we try to expand our business may be slow to develop and ultimately not develop how we expect;

•	our decisions to self-insure against various risks or our inability to obtain insurance for certain risks at reasonable rates;

•	fluctuations in foreign currency exchange rates;

•

whether our future operating cash flow will be sufficient to fund future obligations and whether we will be able to obtain financing, if necessary, in sufficient amounts and on terms that are favorable or consistent with our expectations;

•	risks associated with the DLC arrangement; and

•	uncertainties of a foreign legal system as we are not incorporated in the U.S.

These risks and other risks are detailed in the section entitled “Risk Factors” and in the SEC reports of Carnival Corporation and Carnival plc. That section and those reports contain important cautionary statements and a discussion of many of the factors that could materially affect the accuracy of Carnival Corporation & plc’s forward-looking statements and/or adversely affect Carnival Corporation & plc’s businesses, results of operations and financial position. Such statements and factors are incorporated in this prospectus by reference.

Forward-looking statements should not be relied upon as a prediction of actual results. Subject to any continuing obligations under applicable law or any relevant listing or stock exchange rules, Carnival Corporation & plc expressly disclaim any obligation to disseminate, after the date of this prospectus, any updates or revisions to any such forward-looking statements to reflect any change in expectations or events, conditions or circumstances on which any such statements are based.

USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement, we will add our net proceeds from the sale of any securities offered by us under this prospectus to our working capital. The proceeds will be available for general corporate purposes, which may include the repayment of indebtedness, the financing of capital commitments and possible future acquisitions to expand our business. Pending final application, the net proceeds may be invested in marketable securities, including certificates of deposit and commercial paper.

We will not receive any proceeds from the resale of securities by selling securityholders under this prospectus or any supplement to it.

RATIO OF EARNINGS TO FIXED CHARGES

Carnival Corporation & plc

The following table sets forth our ratio of earnings to fixed charges on a historical basis for the periods indicated. Earnings include net income, adjusted for income taxes, plus fixed charges and exclude capitalized interest. Fixed charges include gross interest expense, amortization of deferred financing expenses and an amount equivalent to interest included in rent expense. We have assumed that one-third of rent expense is representative of the interest portion of rent expense.

	Years ended November 30,
	2011	2010	2009	2008	2007
Ratio of earnings to fixed charges	5.7x	5.6x	5.1x	5.7x	6.4x

DESCRIPTION OF DEBT SECURITIES

We may issue from time to time debt securities in one or more series that will consist of either senior debt (“Senior Debt Securities”) or subordinated debt (“Subordinated Debt Securities”). The Senior Debt Securities will be issued under an indenture (the “Senior Indenture”), to be entered into between us, Carnival plc, as guarantor, and U.S. Bank National Association (the “Senior Trustee”), as Trustee. The Subordinated Debt Securities will be issued under an indenture (the “Subordinated Indenture”), to be entered into between us, Carnival plc, as guarantor, and U.S. Bank National Association (the “Subordinated Trustee”), as Trustee. The term “Indenture” refers to either the Senior Indenture or the Subordinated Indenture, as appropriate, the term “Trustee” refers to either the Senior Trustee or the Subordinated Trustee, as appropriate, and the term “Debt Securities” refers to the Senior Debt Securities and the Subordinated Debt Securities. Each Indenture will be subject to and governed by the Trust Indenture Act of 1939.

The following statements with respect to the Debt Securities are not complete and are subject to the detailed provisions of the Senior Indenture and the Subordinated Indenture. Forms of these agreements are filed as exhibits to the Registration Statement.

The particular terms of each series of Debt Securities (including any additions or modifications to the general terms of the Debt Securities) will be described in a prospectus supplement that will be filed with the SEC. To review the terms of a particular series of Debt Securities, you must refer to both the prospectus supplement for the particular series and to the description of Debt Securities contained in this prospectus. There may be different trustees for one or more different series of Debt Securities. See “—Trustee”.

General

The applicable prospectus supplement for a series of Debt Securities to be issued will describe the following terms of the offered Debt Securities:

•	the title;

•	the aggregate principal amount;

•	the percentage of their principal amount at which they will be offered;

•	the date or dates on which principal is payable;

•	the interest rate or rates and/or the method of determining the interest rates;

•	the dates from which interest, if any, will accrue, the method of determining those dates, and the dates on which interest is payable;

•	the terms for redemption, extension or early repayment;

•	the denominations in which the Debt Securities are authorized to be issued (if other than denominations of $1,000 or any integral multiple thereof);

•	the currency or currencies of payment of principal or interest;

•	the provisions for a sinking fund, if any;

•

if it is an amount other than the principal amount of the Debt Securities, the portion of the principal amount that will be payable if the maturity of the Debt Securities is declared to be accelerated;

•	any other restrictive covenants included for the benefit of the holders of the Debt Securities;

•	the events of default;

•	whether the Debt Securities are issuable as a global security or securities;

•	the applicable tax consequences related to the Debt Securities;

•	the terms and conditions, if any, under which the Debt Securities may be converted into or exchanged for our common stock or other securities;

•	the applicability of the provisions described in “—Defeasance” below;

•	any subordination provisions applicable to the Debt Securities in addition to or different than those described under “—Subordination” below; and

•	any other term or provision which is not inconsistent with the Indenture.

One or more series of Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Any applicable federal income tax consequences and special considerations will be described in the applicable prospectus supplement.

Except as otherwise stated in the applicable prospectus supplement, principal, premium, if any, and interest, if any, will be payable at an office or agency to be maintained by us, except that at our option, interest may be paid by a check mailed to the person entitled to it.

The Debt Securities will be issued only in fully registered form without coupons and may be presented for registration of transfer or exchange at the corporate trust office of the Trustee. No service charge will be made for any transfer or exchange of the Debt Securities, but we may require payment of a sum to cover any tax or other governmental charge that must be paid in connection with the transfer or exchange. Not all Debt Securities of any one series need be issued at the same time, and, unless otherwise provided, a series may be reopened for issuances of additional Debt Securities of that series.

The Indenture does not contain any covenants or provisions that are specifically intended to give holders of the Debt Securities protection if we undertake a highly leveraged transaction. With respect to any series of Debt Securities, the existence or non-existence of such covenants or provisions will be disclosed in the applicable prospectus supplement.

Neither Panamanian law nor our Articles of Incorporation or By-laws limit the right of non-resident or foreign owners to hold Debt Securities. While no tax treaty currently exists between the Republic of Panama and the U.S., we believe that under current law interest payments to holders of our Debt Securities are not subject to taxation under the laws of the Republic of Panama.

Guarantees of Debt Securities

Carnival plc will guarantee our Debt Securities under the Guarantees (as defined below), which will be contained in the applicable Indenture. Carnival plc, as obligor, will irrevocably, unconditionally and absolutely guarantee, jointly and severally and on a continuing basis, to each holder of the Debt Securities and to the applicable Trustee and its successors and assigns, as and for Carnival plc’s own debt, until final and indefeasible payment of the amounts referred to in clause (a) have been made: (a) the due and punctual payment of principal and interest, and, if applicable, Additional Amounts (as defined below under “—Payment of Additional Amounts”) (if any), on the Debt Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of ours under the Indentures (including obligations applicable to the Trustee) and the Debt Securities; and (b) the punctual and faithful performance, keeping, observance and fulfillment by us of all duties, agreements, covenants and obligations of ours under the Indentures and the Debt Securities (the obligations set forth in clauses (a) and (b), collectively, the “Guarantees”). Such Guarantees will constitute guarantees of payment and not merely of collection. The obligations of Carnival plc under the Indentures will be immediate and not contingent upon the exercise or enforcement by any holder of Debt Securities or other person. The Guarantees will be governed by New York law.

Book-Entry System

The Debt Securities of a series may be issued in the form of one or more global securities that will be deposited with a depository (the “Depository”) or with a nominee for the Depository identified in the applicable prospectus supplement, and will be registered in the name of the Depository or a nominee of it. In such a case one or more global securities will be issued in a denomination or aggregate denominations equal to the aggregate principal amount of all the Debt Securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for Debt Securities in definitive certificated form, a global security may be transferred, in whole but not in part, only to another nominee of the Depository for that series, or to a successor Depository for that series selected or approved by us, or to a nominee of that successor Depository.

The specific depository arrangement with respect to any series of Debt Securities to be represented by a global security will be described in the applicable prospectus supplement.

Payment of Additional Amounts

We will agree that any amounts payable on the Debt Securities will be paid without deduction or withholding for any and all present and future taxes, levies, imposts or other governmental charges (“Taxes”) imposed, assessed, levied or collected by or for the account of (i)(x) the Republic of Panama or any political subdivision or taxing authority thereof or (y) the jurisdiction of incorporation (other than the U.S., the U.K., or any political subdivision or taxing authority thereof) of a successor corporation to us, to the extent that such Taxes first become applicable as a result of the successor corporation becoming the obligor on the Debt Securities, or (ii) any jurisdiction (other than the U.S., the U.K. or any political subdivision or taxing authority thereof) from or through which any amount is paid by us with respect to the Debt Securities or where we are resident or maintain a place of business or permanent establishment (each jurisdiction described in clauses (i) and (ii) above is referred to herein as a “Taxing Jurisdiction”), unless the withholding or deduction of such Tax is compelled by laws of the Republic of Panama or any other applicable Taxing Jurisdiction. If any deduction or withholding of any Taxes (other than Excluded Taxes, as defined below) is ever required by the Republic of Panama or any other Taxing Jurisdiction, we will (if the holders or beneficial owners of the relevant Debt Securities comply with any relevant administrative requirements) pay any additional amounts (“Additional Amounts”) required to make the net amounts paid to the holders of the Debt Securities or the Trustee pursuant to the terms of the Indenture or the Securities after such deduction or withholding equal to the amounts then due and payable under the terms of the Indenture or the Securities. However, we will not be required to pay Additional Amounts in respect of the following Taxes (“Excluded Taxes”):

•

any present or future Taxes imposed, assessed, levied or collected as a result of the holder or beneficial owner of the relevant Debt Security (i) being organized under the laws of, or otherwise being or having been a domiciliary, national or resident of, (ii) being engaged or having been engaged in a trade or business in, (iii) having or having had its principal office located in, (iv) maintaining or having maintained a permanent establishment in, (v) being or having been physically present in, or (vi) otherwise having or having had some connection (other than the connection arising from holding or owning a Debt Security, or collecting principal and interest, if any, on, or the enforcement of, a Debt Security) with the Republic of Panama or any other applicable Taxing Jurisdiction;

•

any present or future Taxes which would not have been so imposed, assessed, levied or collected but for the fact that, where presentation is required, the relevant Debt Security was presented more than thirty days after the date the payment became due or was provided for, whichever is later;

•

any present or future Taxes which would not have been so imposed, assessed, levied or collected but for the failure to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the Republic of Panama or any other applicable Taxing Jurisdiction of the holder or beneficial owner of the relevant Debt Security, if compliance is required by statute or by rules or regulations of any such jurisdiction as a condition to relief or exemption from Taxes;

•	any estate, inheritance, gift, sale, transfer, personal property or similar Tax or duty; or

•	any combination of the foregoing

provided further, that no such Additional Amounts will be payable in respect of any Debt Security held by (x) any holder or beneficial owner that is not the sole beneficial owner of such Debt Security, or that is a fiduciary, partnership, limited liability company or other fiscally transparent entity, but only to the extent that a beneficiary or settlor with respect to the fiduciary or a beneficial owner, partner or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to such Additional Amounts had the beneficiary, settlor, beneficial owner, partner or member been the direct holder of such Debt Security, (y) any holder that is not a resident of the U.S. or the U.K. to the extent that, had such holder been a resident of the U.S. or the U.K. and eligible for the benefit of any double taxation treaty between the U.S. or the U.K., as applicable, and the applicable Taxing Jurisdiction in relation to payments of amounts due under the Indenture and the Debt Securities, such holder would not have been entitled to such Additional Amounts, or (z) any holder that is resident of the U.S. or the U.K. but that is not eligible for the benefit of any double taxation treaty between the U.S. or the U.K., as applicable, and the applicable Taxing Jurisdiction in relation to payments of amounts due under the Indenture and the Debt Securities (but only to the extent the amount of such deduction or withholding exceeds that which would have been required had such holder of a Debt Security been so eligible and made all relevant claims).

We or any successor to us, as the case may be, will indemnify and hold harmless each holder of the Debt Securities and upon written request reimburse each holder for the amount of:

•

any Taxes levied or imposed by the Republic of Panama or any other applicable Taxing Jurisdiction and paid by the holder of the Debt Securities (other than Excluded Taxes) as a result of payments made with respect to the Debt Securities;

•

any liability (including penalties, interest and expenses) arising from or in connection with the levying or imposing of any Taxes (other than Excluded Taxes) by the Republic of Panama or any other applicable Taxing Jurisdiction with respect to the Debt Securities; and

•

any Taxes (other than Excluded Taxes) levied or imposed by the Republic of Panama or any other applicable Taxing Jurisdiction with respect to payment of Additional Amounts or any reimbursement pursuant to this list.

We or our successor, as the case may be, will also:

•	make such withholding or deduction, to the extent required by applicable law; and

•	remit the full amount deducted or withheld, to the relevant authority in accordance with applicable law.

We or any successor to us, as the case may be, will furnish the Trustee within 30 days after the date the payment of any Taxes is due, certified copies of tax receipts evidencing the payment by us or any successor to us, as the case may be,or other evidence of such payment reasonably satisfactory to the Trustee.

At least 30 days prior to each date on which any payment under or with respect to the Debt Securities is due and payable, if we will be obligated to pay Additional Amounts with respect to those payments, we will deliver to the Trustee an officers’ certificate stating that Additional Amounts will be payable, stating the amounts that will be payable, and setting forth any other information necessary to enable the Trustee to pay the Additional Amounts to holders of the Debt Securities on the payment date.

Each holder of a Debt Security, by acceptance of such Security, agrees that, with reasonable promptness after receiving our written notice to the effect that such holder is eligible for a refund in respect of Taxes actually paid by us under the terms of the Debt Security or the Indenture, such holder will sign and deliver to us, as reasonably directed by us, any form we provide to such holder to enable such holder to obtain a refund in respect of such Taxes; and if such holder thereafter receives such refund in respect of such Taxes, such holder will promptly pay such refund to us (together with interest, if any, received by such holder from the relevant taxing authority). If a holder applies for a refund of such Taxes prior to our request to apply for such a refund, the holder will, upon receipt of our request to apply for, or to turn over the proceeds of, any such refund, pay any such refund to us (together with interest, if any, received by such holder from the relevant taxing authority), promptly upon receipt of such refund. We will pay all reasonable out-of-pocket expenses incurred by a holder in connection with obtaining such refund.

Carnival plc, the Guarantor of our Debt Securities, will agree to make, with respect to the Indenture and the Debt Securities, all such payments to be paid without deduction or withholding for any and all present and future taxes, levies, imposts or other governmental charges (“Guarantor Jurisdiction Taxes”) whatsoever imposed, assessed, levied or collected by or for the account of (i)(x) the United Kingdom or any political subdivision or taxing authority thereof or (y) the jurisdiction of tax residence (other than the United States, or any political subdivision or taxing authority thereof) of a successor corporation to Carnival plc, to the extent that such Guarantor Jurisdiction Taxes first become applicable as a result of such successor corporation becoming the obligor on the Guarantee, as applicable, or (ii) any other jurisdiction (other than the United States, or any political subdivision or taxing authority thereof) from or through which any amount is paid by Carnival plc under the Indenture or where it is resident or maintains a place of business or permanent establishment (each jurisdiction described in clauses (i) and (ii) above is referred to herein as a “Guarantor Taxing Jurisdiction”), unless the withholding or deduction of such Guarantor Jurisdiction Tax is compelled by laws of the United Kingdom, or any other applicable Grantor Taxing Jurisdiction. If any deduction or withholding of any Guarantor Jurisdiction Taxes (other than Guarantor Excluded Taxes, as described in the Indenture) is ever required by the United Kingdom or any other Guarantor Taxing Jurisdiction, Carnival plc will (if the holders or beneficial owners of the relevant Debt Securities comply with any relevant administrative requirements) pay such additional amounts (“Guarantor Additional Amounts”) required to make the net amounts paid to each Holder or Trustee pursuant to the terms of the Indenture or the Debt Security after such deduction or withholding equal to the amounts then due and payable under the terms of the Indenture or the Debt Security. However, the Guarantor shall not be required to pay Guarantor Additional Amounts in respect of the following Taxes (“Guarantor Excluded Taxes”):

•

any present or future Guarantor Jurisdiction Taxes imposed, assessed, levied or collected as a result of the holder or beneficial owner of the relevant Debt Security (i) being organized under the laws of, or otherwise being or having been a domiciliary, national or resident of, (ii) being engaged or having been engaged in a trade or business in, (iii) having or having had its principal office located in, (iv) maintaining or having maintained a permanent establishment in, (v) being or having been physically present in, or (vi) otherwise having or having had some connection (other than the connection arising from holding or owning the relevant Debt Security, or collecting principal and interest, if any, on, or the enforcement of, such Security) with the United Kingdom or any other applicable Guarantor Taxing Jurisdiction;

•

any present or future Guarantor Jurisdiction Taxes which would not have been so imposed, assessed, levied or collected but for the fact that, where presentation is required, the relevant Debt Security was presented more than thirty days after the date the payment became due or was provided for, whichever is later;

•

any present or future Guarantor Jurisdiction Taxes which would not have been so imposed, assessed, levied or collected but for the failure to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the United Kingdom or any other applicable Guarantor Taxing Jurisdiction of the holder or beneficial owner of the relevant Debt Security, if compliance is required by statute or by rules or regulations of any such jurisdiction as a condition to relief or exemption from Guarantor Jurisdiction Taxes;

•	any present or future Guarantor Jurisidiction Taxes imposed on a payment to a holder and required to be made pursuant to any law implementing European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such directive;

•

any present or future Guarantor Jurisidiction Taxes presented for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant Debt Security to another Paying Agent in a member state of the European Union;

•	any estate, inheritance, gift, sale, transfer, personal property or similar Tax or duty; or

•	any combination of the foregoing;

provided further, that no such Guarantor Additional Amounts shall be payable in respect of any Debt Security held by (x) any holder or beneficial owner that is not the sole beneficial owner of such Debt Security, or that is a fiduciary, partnership, limited liability company or other fiscally transparent entity, but only to the extent that a beneficiary or settlor with respect to the fiduciary or a beneficial owner, partner or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to such Guarantor Additional Amounts had the beneficiary, settlor, beneficial owner, partner or member been the direct holder of such Debt Security, (y) any holder that is not a resident of the United States to the extent that, had such holder been a resident of the United States and eligible for the benefit of any double taxation treaty between the United States, and the applicable Guarantor Taxing Jurisdiction in relation to payments of amounts due under the Indenture and the Debt Security, such holder would not have been entitled to such Guarantor Additional Amounts, or (z) any holder that is a resident of the United States but that is not eligible for the benefit of any double taxation treaty between the United States and the applicable Guarantor Taxing Jurisdiction in relation to payments of amounts due under the Indenture and the Debt Security (but only to the extent the amount of such deduction or withholding exceeds that which would have been required had such holder of a Debt Security been so eligible and made all relevant claims).

Redemption or Assumption of Debt Securities under Certain Circumstances

Unless otherwise specified in the prospectus supplement with respect to any series of Debt Securities, if as the result of any change in or any amendment to the laws, including any regulations and any applicable double taxation treaty or convention, of the Republic of Panama (or the jurisdiction of incorporation (other than the U.S or the U.K.) of a successor corporation to us), or of any of its political subdivisions or taxing authorities affecting taxation, or any change in an application or interpretation of those laws, which change, amendment, application or interpretation becomes effective on or after the original issuance date of the series (or, in certain circumstances, the later date on which a corporation becomes a successor corporation to us), we determine based upon an opinion of independent counsel of recognized standing that:

•	we would be required to pay Additional Amounts on the next succeeding date for the payment thereof, or

•

any taxes would be imposed (whether by way of deduction, withholding or otherwise) by the Republic of Panama (or the jurisdiction of incorporation (other than the U.S. or the U.K.) of a successor corporation to us) or by any of its political subdivisions or taxing authorities, upon or with respect to any principal, premium, if any, interest, if any, or sinking fund or analogous payments, if any, then we may, at our option, on giving not less than 30 nor more than 60 days’ irrevocable notice, redeem the series of Debt Securities in whole at any time (other than Debt Securities of a series having a variable rate of interest, which may be redeemed only on an interest payment date) at a redemption price equal to 100% of the principal amount plus accrued interest to the date fixed for redemption (other than outstanding original issue discount Debt Securities, which may be redeemed at the redemption price specified by the terms of each series of such Debt Securities). No notice of redemption may be given more than 90 days prior to the earliest date on which we would be obligated to pay the Additional Amounts or the tax would be imposed, as the case may be. Also, at the time that the notice of redemption is given, the obligation to pay Additional Amounts or tax, as the case may be, must be in effect.

Merger and Consolidation

Neither we nor Carnival plc, as guarantor of Debt Securities, can consolidate with or merge into any other person or transfer or lease all or substantially all of our assets substantially as an entirety to any person unless:

•

after giving effect to the transaction, no Event of Default (as defined below under “—Events of Default and Notice”), and no event which after notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing;

•

(i) in the case of our company, the successor or transferee entity, if other than us, expressly assumes by a supplemental indenture executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of, any premium on and interest on, all the outstanding Debt Securities and the performance of every covenant in the Indenture to be performed or observed by us and provides for conversion rights in accordance with applicable provisions of the Indenture and (ii) in the case of Carnival plc, the successor or transferee entity, if other than Carnival plc, expressly assumes by a supplemental indenture executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the performance of every covenant in the Indenture to be performed or observed by Carnival plc; and

•

we have delivered to the Trustee an officers’ certificate and an opinion of counsel, each in the form required by the Indenture and stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with the foregoing provisions relating to such transaction.

Events of Default and Notice

Unless otherwise noted in an applicable prospectus supplement, the following are “Events of Default” in respect of a particular series of Debt Securities:

•	failure to pay interest (including Additional Amounts) for 30 days after it is due;

•	failure to pay the principal or premium, if any, when due;

•	failure to make a sinking fund payment for five days after it becomes due;

•	failure to perform any other covenant for 60 days after being given written notice of the failure in accordance with the Indenture;

•

failure to pay when due the principal of, or acceleration of, any indebtedness for money borrowed by us in excess of $100 million, if the indebtedness is not discharged, or the acceleration is not annulled, within 30 days of us receiving written notice of the failure in accordance with the Indenture;

•	certain events of bankruptcy, insolvency or reorganization;

•	any Guarantee of such series ceasing to be in full force and effect as an enforceable instrument; and

•	any other Event of Default, as indicated in the applicable prospectus supplement.

If an Event of Default in respect of a particular series of Debt Securities outstanding occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the Debt Securities outstanding of the series may declare the principal amount (or, if the Debt Securities of the series are original issue discount Debt Securities, the portion of the principal amount as may be specified in the terms of the series) of all of the Debt Securities of the series to be due and payable immediately. At any time after such a declaration of acceleration has been made, but before a judgment or decree for the payment of money due upon acceleration has been obtained by the Trustee, the holders of a majority in aggregate principal amount outstanding of the Debt Securities of the affected series may, under certain circumstances, rescind and annul the declaration and its consequences if all Events of Default relating to the Debt Securities of the series, other than the non-payment of principal due solely by the declaration of acceleration, have been cured or waived as provided in the Indenture.

The Trustee will, within 90 days after a default in respect of a series of Debt Securities, give the holders of the series notice of all uncured defaults known to it (the term “default” includes the events specified above without grace periods). However, except in the case of default in the payment of the principal of, or premium, if any, on or interest on any of the Debt Securities of the series, or in the payment of any sinking fund installment with respect to the Debt Securities of the series, the Trustee may withhold such notice and will not be liable to holders for doing so, if the Trustee in good faith determines that the withholding of such notice is in the interests of the holders of the series.

Pursuant to the terms of the Indenture, we are required to furnish to the Trustee within 120 days of the end of our fiscal year a statement of certain of our officers stating whether or not to the best of their knowledge we are in default, in respect of any series of Debt Securities or in the performance and observance of the terms of the Indenture and, if we are in default, specifying the default and the nature of it.

The Indenture provides that the holders of a majority in aggregate principal amount of all Debt Securities then outstanding of a particular series will have the right to waive certain defaults in respect of the series and, subject to certain limitations, to direct the time, method and place of conducting any proceedings for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee. The Indenture provides that, in case an Event of Default in respect of a particular series of Debt Securities occurs (which is not cured or waived), the Trustee will be required to exercise such of its rights and powers under the Indenture, and to use the degree of care and skill in their exercise, that a prudent man would exercise or use in the conduct of his own affairs. Otherwise, the Trustee need only perform such duties as are specifically set forth in the Indenture. Subject to those provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of the series unless they have offered to the Trustee reasonable security or indemnity.

No holder of any series of Debt Securities will have any right to institute any proceeding with respect to the Indenture or for any remedy under it, unless the holder has previously given to the Trustee written notice of a continuing Event of Default and unless the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of the series have made written request, and offered reasonable indemnity, to the Trustee to institute such a proceeding as trustee. In addition, the Trustee must not have received from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of the series a direction inconsistent with the request and have failed to institute the proceeding within 60 days. However, such limitations do not apply to a suit instituted by a holder of a Debt Security for enforcement of payment of the principal of and premium, if any, or interest on the Debt Security on or after the respective due dates expressed in the Debt Security.

The Events of Default may be modified with respect to a series of Debt Securities. Any such modification will be described in a prospectus supplement.

Modification of the Indenture

With certain exceptions, we may modify the Indenture, our rights and obligations, and the rights of the holders of a particular series, with the consent of the holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of that series. However, without the consent of each affected holder of each Debt Security of a series, no modification may be made which would:

•	change the stated maturity of the principal or premium, if any, of a Debt Security in the series;

•	change the stated maturity of the interest (including Additional Amounts) on any Debt Security in the series;

•	reduce the principal amount of a Debt Security in the series;

•	reduce the interest rate on any Debt Security in the series;

•	reduce the amount of principal of an original issue discount Debt Security that is payable upon the acceleration of the maturity of the Security; or

•	amend or modify the terms of any of the Guarantees in a manner adverse to the holders.

In addition, the consent of the holders of all then outstanding Debt Securities of the series is required to reduce the percentage of holders of Debt Securities whose consent is required to modify the Indenture or adversely affect the right of holders of Debt Securities to convert any Securities as provided in a supplemental indenture, or adversely affect our right to repurchase any Debt Securities as provided in any supplemental indenture.

Defeasance

An applicable supplemental indenture may allow us (and Carnival plc) to elect either:

(1)	to defease and be discharged from any and all obligations with respect to the Debt Securities and the related Guarantees of any series pursuant to the supplemental indenture, except for the obligation to pay Additional Amounts and certain other obligations, or

(2)	to be released from our and Carnival plc’s obligations with respect to the Debt Securities and the related Guarantees under certain sections of the Indenture or supplemental indenture or certain Events of Default.

In order to exercise either defeasance option, we must irrevocably deposit with the applicable Trustee, in trust, money or certain direct qualifying obligations of the U.S. or an agency or instrumentality of the U.S. which, in either case, are not callable at the issuer’s option (“U.S. Government Obligations”) or certain depositary receipts for U.S. Government Obligations that through the payment of interest and principal on them will provide sufficient money to pay all the principal of and premium, if any, and any interest on, the Debt Securities on the dates the payments are due. Defeasance may be effected only if, among other things:

•

no Event of Default or event which with the giving of notice or lapse of time, or both, would become an Event of Default under the applicable Indenture has occurred and is continuing on the date of the deposit;

•

in the event of defeasance under clause (1) above, we have delivered an opinion of counsel, stating that we have received from, or there has been published by, the Internal Revenue Service a ruling, or since the date of the applicable supplemental indenture there has been a change in applicable federal law, holding that the holders of the Debt Securities will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit or defeasance, and will be subject to U.S. federal income tax in the same manner as if the defeasance had not occurred; and

•

in the event of defeasance under clause (2) above, we have delivered an opinion of counsel to the effect that, among other things, the holders of the Debt Securities will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit or defeasance and will be subject to U.S. federal income tax in the same manner as if the defeasance had not occurred.

If we fail to comply with our remaining obligations under the applicable Indenture or supplemental indenture after a defeasance of the Indenture and supplemental indenture with respect to Debt Securities as described under clause (2) above, and the Debt Securities are declared due and payable because of the occurrence of any undefeased Event of Default, the amount of money and U.S. Government Obligations on deposit with the Trustee might be insufficient to pay amounts due on the Debt Securities of the series at the time of the acceleration resulting from the Event of Default. However, we will remain liable in respect of the payments.

Subordination

If our assets are distributed upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any), and interest on, the Subordinated Debt Securities will be paid after, to the extent provided in the Subordinated Indenture and the applicable supplemental indenture, all senior indebtedness is paid in full, including Senior Debt Securities. Nevertheless, our obligation to pay principal (and premium, if any) or interest on the Subordinated Debt Securities will not otherwise be affected. We may not pay any principal (or premium, if any), sinking fund or interest on the Subordinated Debt Securities when we are in default in the payment of principal, premium, if any, sinking fund or interest on senior indebtedness. If, while we are in default on senior indebtedness, any payment is received by the Subordinated Trustee under the Subordinated Indenture or the holders of any of the Subordinated Debt Securities before we have paid all senior indebtedness in full, the payment or distribution must either be paid over to the holders of the unpaid senior indebtedness or applied to the repayment of the unpaid senior indebtedness. Until we have paid the senior indebtedness in full, the holders of the Subordinated Debt Securities will be subrogated to the rights of the holders of our senior indebtedness to the extent that payments are made to the holders of senior indebtedness out of the distributive share of the Subordinated Debt Securities.

Because of the way in which the subordination provisions operate, if our assets are distributed upon insolvency, certain of our and Carnival plc’s general creditors may recover more, ratably, than holders of Subordinated Debt Securities. The Subordinated Indenture or applicable supplemental indenture may state that its subordination provisions will not apply to money and securities held in trust under the satisfaction and discharge, and the legal defeasance, provisions of the Subordinated Indenture.

The subordination provisions also apply in the same way to the Guarantor with respect to the senior indebtedness of the Guarantor.

If this prospectus is being delivered in connection with the offering of a series of Subordinated Debt Securities, the accompanying prospectus supplement or the information incorporated by reference in it will describe the approximate amount of senior indebtedness outstanding as of a recent date.

Conversion Rights

The terms and conditions, if any, on which Debt Securities being offered are convertible into our common stock or other of our securities will be set forth in an applicable prospectus supplement. The terms to be described will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holder or us, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event that the Debt Securities are redeemed.

Trustee

The Trustee may resign or be removed with respect to one or more series of Debt Securities, and a successor Trustee may be appointed to act with respect to that or those series. In the event that there are two or more persons acting as Trustee with respect to different series of Debt Securities, each Trustee will be a trustee of a trust or trusts under the Indenture that are separate and apart from the trust or trusts administered by any other Trustee, and any action permitted or required to be taken by the “Trustee” may be taken by each successor Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which that successor is acting as Trustee.

Governing Law

The Debt Securities, the Guarantees and the Indenture are governed by and will be construed in accordance with the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants (the “Warrants”) for the purchase of our common stock, preferred stock or Debt Securities, Warrants to purchase or sell debt securities of or guaranteed by the U.S. (“Government Debt Securities”), Warrants to purchase or sell foreign currencies, currency units or units of a currency index or currency basket, Warrants to purchase or sell units of a stock index or a stock basket and Warrants to purchase or sell a commodity or a commodity index. Warrants may be issued independently or together with any Securities offered by any prospectus supplement and may be attached to or separate from those Securities. The Warrants will be settled either through physical delivery or through payment of a cash settlement value as described in this prospectus and in any applicable prospectus supplement. The Warrants will be issued under warrant agreements (each a “Warrant Agreement”) to be entered into with a bank or trust company, as warrant agent (the “Warrant Agent”), all as set forth in the relevant prospectus supplement. The Warrant Agent will act solely as our agent in connection with the Warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holders of Warrant certificates or beneficial owners of Warrants. The following summaries of certain provisions of the forms of Warrant Agreement are not complete and are qualified by reference to the provisions of the forms of Warrant Agreement (including the forms of Warrant certificates), copies of which will be filed as exhibits to the Registration Statement (or incorporated by reference into the Registration Statement).

The particular terms of any Warrants (including any modification or additions to the general terms of the Warrants) will be described in a prospectus supplement that will be filed with the SEC. To review the terms of any particular Warrants, you must refer to both the prospectus supplement relating to such Warrants and to the description of the Warrants in this prospectus.

General

A prospectus supplement will describe the following terms of any Warrants (to the extent such terms are applicable to the Warrants):

•	their title;

•	their aggregate number;

•

whether the Warrants are for the purchase or sale of our common stock, preferred stock, Debt Securities, Government Debt Securities, currencies, currency units, composite currencies, currency indices or currency baskets, stock indices, stock baskets, commodities, commodity indices or any other index or reference as described in the prospectus supplement;

•	their price or prices;

•	the currency or currencies, including composite currencies or currency units, in which the price of the Warrants may be payable;

•	the date, if any, on and after which the Warrants and the related common stock, preferred stock, or Debt Securities will be separately transferable;

•	the date on which the right to exercise the Warrants shall commence, and the date on which the right shall expire;

•	the maximum or minimum number of the Warrants which may be exercised at any time;

•	a discussion of material federal income tax considerations, if any;

•	the terms, procedures and limitations relating to the exercise of the Warrants; and

•	any other terms of the Warrants, including any terms which may be required or advisable under U.S. laws or regulations.

If the Warrants are to purchase common stock or preferred stock, the prospectus supplement will also describe the purchase price for the underlying common stock or preferred stock.

If the Warrants are to purchase Debt Securities, the prospectus supplement will also describe:

•

the designation, aggregate principal amount, currency, currency unit, composite currency or currency basket of denomination and other terms of the Debt Securities purchasable upon exercise of the Warrants;

•	the designation and terms of the Debt Securities with which the Warrants are issued and the number of Warrants issued with each such Debt Security;

•	the date on and after which the Warrants and the related Debt Securities will be separately transferable, if any; and

•

the principal amount of Debt Securities purchasable upon exercise of each Warrant and the price at which and currency, currency unit, composite currency or currency basket in which the principal amount of Debt Securities may be purchased upon exercise.

If the Warrants are to purchase or sell Government Debt Securities or a foreign currency, currency unit, composite currency, currency index or currency basket, the Warrants will be listed on a national securities exchange and the prospectus supplement will describe the amount and designation of the Government Debt Securities or currency, currency unit, composite currency, currency index or currency basket, as the case may be, subject to each Warrant, whether the Warrants are to purchase or sell the Government Debt Securities, foreign currency, currency unit, composite currency, currency index or currency basket, whether the Warrants provide for cash settlement or delivery of the Government Debt Securities or foreign currency, currency unit, composite currency, currency index or currency basket upon exercise, and the national securities exchange on which the Warrants will be listed.

If the Warrants are to purchase or sell a stock index or a stock basket, the Warrants will provide for payment of an amount in cash determined by reference to increases or decreases in that stock index or stock basket and will be listed on a national securities exchange, and the prospectus supplement will describe the terms of the Warrants, whether the Warrants are to purchase or sell the stock index or stock basket, the stock index or stock basket covered by the Warrants and the market to which the stock index or stock basket relates, whether the Warrants are to purchase or sell the stock index or stock basket and the national securities exchange on which the Warrants will be listed.

If the Warrants are to purchase or sell a commodity or commodity index, the Warrants will provide for cash settlement or delivery of the particular commodity or commodities, and the Warrants will be listed on a national securities exchange. The prospectus supplement will describe the terms of the Warrants, the commodity or commodity index covered by the Warrants, whether the Warrants are to purchase or sell the commodity or commodity index, whether the Warrants provide for cash settlement or delivery of the commodity or commodity index, the market, if any, to which the commodity or commodity index relates and the national securities exchange on which the Warrants will be listed.

Warrant certificates may be exchanged for new Warrant certificates of different denominations, may be presented for registration of transfer, and may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the prospectus supplement. Warrants to purchase or sell Government Debt Securities or a foreign currency, currency unit, composite currency, currency index or currency basket, and Warrants to purchase stock indices or stock baskets or commodities or commodity indices, may be issued in the form of a single global warrant certificate, registered in the name of the nominee of the depository of the Warrants, or may initially be issued in the form of definitive certificates that may be exchanged, on a fixed date, or on a date or dates we select, for interests in a global warrant certificate, as described in the applicable prospectus supplement.

Prior to the exercise of their Warrants, holders of Warrants to purchase common stock, preferred stock or Debt Securities will, until their Warrants are exercised, not have any of the rights of holders of such Securities.

Exercise of Warrants

Each Warrant will entitle the holder to purchase the amount of common stock, preferred stock or Debt Securities, or purchase or sell the amount of Government Debt Securities, or the amount of currency, currency unit, composite currency, currency index or currency basket, stock index or stock basket, commodity or commodities, at the exercise price, or receive the settlement value in respect of that amount of Government Debt Securities, currency, currency unit, composite currency, currency index or currency basket, stock index or stock basket, commodity or commodity index, as shall in each case be set forth in or calculable from, the applicable prospectus supplement or as otherwise described in the prospectus supplement. Warrants may be exercised on the date set forth in the applicable prospectus supplement or as may be otherwise described in such prospectus supplement. After that date (or a later date declared by us), unexercised Warrants will become void.

Subject to any restrictions and additional requirements that may be set forth in the applicable prospectus supplement, Warrants may be exercised by delivering to the Warrant Agent the Warrant certificate properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase the common stock, preferred stock or Debt Securities, or (except in the case of Warrants providing for cash settlement) payment for or delivery of the Government Debt Securities or currency, currency unit, composite currency, currency index, currency basket, stock index, stock basket, commodity or commodities index purchased or sold upon exercise of the Warrants. Warrants will be deemed to have been exercised upon receipt of a Warrant certificate and the required payment, if applicable, at the corporate trust office of the Warrant Agent or any other office indicated in the prospectus supplement. We will, as soon as practicable thereafter, issue and deliver the Debt Securities purchasable upon such exercise, or purchase or sell such Government Debt Securities or currency, currency unit, composite currency, currency index or currency basket, stock index or stock basket, commodity or commodities, or pay the settlement value in respect of such Warrants. If fewer than all of the Warrants represented by a Warrant certificate are exercised, a new Warrant certificate will be issued for the remaining amount of the Warrants.

DESCRIPTION OF CAPITAL STOCK

General

The following is a description of the material terms of our capital stock. Because it is a summary, the following description is not complete and is subject to and qualified in its entirety by reference to our third amended and restated articles of incorporation, or articles, our second amended and restated by-laws, or by-laws, and the other agreements specifically referenced in this section.

Our authorized capital stock consists of 2,000,000,000 shares, of which 1,959,999,998 are shares of common stock, 40,000,000 are shares of preferred stock, one share is a special voting stock and one share is a special stock. As of February 29, 2012, there were 596,260,064 shares of common stock, no shares of preferred stock, one share of special voting stock and one share of special stock outstanding. The one share of special voting stock, which we refer to in this prospectus as the special voting share, and the one share of special stock, which we refer to in this prospectus as the equalization share, were issued in connection with the DLC transaction, which was completed on April 17, 2003. See “—Special Voting Share” and “—Equalization Share.”

Our common stock and the trust shares of beneficial interest in the P&O Princess Special Voting Trust, including the beneficial interest in the Carnival plc special voting share, are listed and trade together on the NYSE under the ticker symbol “CCL.”

Common Stock

Voting Rights

At any meeting of shareholders, all matters, except as otherwise expressly provided by Panamanian law and our articles or our by-laws, are decided by a majority of the votes cast by all shareholders entitled to vote, including, where applicable, the Carnival Corporation Special Voting Entity, as described below, who are present in person or by proxy at such meeting. In connection with the DLC transaction, special voting arrangements were implemented so that our shareholders and Carnival plc’s shareholders vote together as a single decision-making body on all actions submitted to a shareholder vote other than matters designated as “class rights actions” or resolutions on procedural or technical matters.

These are called JOINT ELECTORATE ACTIONS and include:

•	the appointment, removal or re-election of any director of us, Carnival plc or both;

•	if required by law, the receipt or adoption of the financial statements of us or Carnival plc or the annual accounts of both companies;

•	the appointment or removal of the auditors of either company;

•	a change of name by Carnival plc or us, or both; or

•	the implementation of a mandatory exchange based on a change in tax laws, rules or regulations.

The relative voting rights of the Carnival plc shares and our shares are determined by the equalization ratio. Based on the current equalization ratio of 1:1, each of our shares has the same voting rights as one Carnival plc share on joint electorate actions.

A change in the equalization ratio resulting from a share reorganization or otherwise would only affect voting rights on a per share basis. In the aggregate, such a change would not affect the relative weighting between our shareholders and the shareholders of Carnival plc.

In the case of class rights actions, the company wishing to carry out the class rights action would require the prior approval of shareholders of both companies, each voting separately as a class. If shareholders of either company do not approve the action, it generally will fail.

CLASS RIGHTS ACTIONS include:

•

the voluntary liquidation, dissolution or winding up, or equivalent, of either company for which shareholder approval is required, other than as part of a voluntary liquidation, dissolution or winding up, or equivalent, of both companies at or about the same time provided that such liquidation is not for the purpose of reconstituting all or a substantial part of the business of the two companies in one or more successor entities;

•

the sale, lease, exchange or other disposition of all or substantially all of the assets of either company other than a bona fide commercial transaction for valid business purposes and at fair market value and not as part of a proposal the primary purpose of which is to collapse or unify the DLC arrangement;

•	an adjustment to the equalization ratio, other than in accordance with the Equalization and Governance Agreement entered into by us and Carnival plc on April 17, 2003;

•	any amendment, removal or alteration of any of the provisions of Carnival plc’s Articles of Association and our Articles and By-Laws which entrench specified core provisions of the DLC arrangement;

•	any amendment or termination of the principal agreements under which the DLC arrangement is implemented, except where otherwise specifically provided in the relevant agreement;

•	any amendment to, removal or alteration of the effect of certain tax-related provisions of our articles of incorporation that would be reasonably likely to cause a mandatory exchange; and

•	anything which the boards of both companies agree should be approved as a class rights action.

No resolution to approve a class rights action or joint electorate action will be approved unless a parallel Carnival plc shareholders’ meeting is held to vote on any equivalent resolution.

Our board and the Carnival plc board may:

•	decide to seek approval from shareholders for any matter that would not otherwise require such approval;

•	require any joint electorate action to instead be approved as a class rights action; or

•	specify a higher majority vote than the majority that would otherwise be required by applicable laws and regulations.

Equalization Ratio

The Equalization and Governance Agreement, which was executed on April 17, 2003 by us and Carnival plc in connection with the DLC transaction, governs the equalization ratio, which reflects the relative economic and voting interests represented by an individual share of common equity in each company. As of June 1, 2003, the “equalization ratio” between shares of our common stock and Carnival plc ordinary shares was 1:1, so one share of our common stock is entitled to the same economic and voting interests in Carnival Corporation & plc as one Carnival plc ordinary share.

In order to effect the relative rights of Carnival Corporation shares and Carnival plc shares under the DLC transaction, we and Carnival plc agreed in the Equalization and Governance Agreement that Carnival Corporation & plc would be operated under the following DLC equalization principles:

•

the equalization ratio will effectively govern the proportion in which distributions of income and capital are made to the holders of our shares relative to the holders of Carnival plc shares, and vice versa, and the relative voting rights of the holders of our shares and the holders of Carnival plc shares on joint electorate actions;

•

issuances of or transactions affecting our share capital or that of Carnival plc will be implemented in a way which will not give rise to a materially different financial effect as between the interests of the holders of our shares and the interests of the holders of Carnival plc shares. If any such issue or transaction involves any of the following:

•	a rights issue of shares at less than market value;

•	an offer of any securities, or a grant of any options, warrants or other rights to subscribe for, purchase or sell any securities, to shareholders by way of rights;

•

non-cash distributions to shareholders and share repurchases involving an offer made to all or substantially all of the shareholders of a company to repurchase their shares at a premium to market value;

•	a consolidation or subdivision of shares; or

•	an issue of shares to shareholders for no consideration or solely by way of capitalization of profits or reserves,

then an automatic adjustment to the equalization ratio will occur, unless our board of directors and Carnival plc’s board of directors, in their sole discretion, undertake:

•

an offer or action having regard to the then existing equalization ratio; the timing of the offer or action; and any other relevant circumstances, is, in the reasonable opinion of the boards of Carnival Corporation and Carnival plc, financially equivalent, but not necessarily identical, in respect of, on the one hand, holders of our shares, and on the other hand holders of Carnival plc shares, and does not materially disadvantage either company’s shareholders, which we refer to as a “matching action”; or

•	an alternative to such automatic adjustment that has been approved as such by a class rights action.

Any adjustments to the equalization ratio will be communicated to shareholders through a press release.

Our board and the Carnival plc board will be under no obligation to undertake any such matching action or to seek approval of an alternative as a class rights action if any issue or transaction referred to above is not covered by an automatic adjustment to the equalization ratio, and no automatic adjustment to the equalization ratio will then occur, but our board and the Carnival plc board will have the right (in their sole discretion), but not the obligation, to undertake a matching action, or to seek approval of an adjustment to the equalization ratio as a class rights action.

No adjustment to the equalization ratio will be required in respect of:

•

scrip dividends or dividend reinvestments at market price; issuances of Carnival plc shares or our shares or securities convertible into, or exercisable or exchangeable for, such shares pursuant to employee share plans;

•	issuances of shares or securities convertible into, or exercisable or exchangeable for, such shares other than to all or substantially all shareholders of either company, including for acquisitions;

•	a buy-back or repurchase of any shares:

•	in the market by means of an offer (1) not open to all or substantially all shareholders of either company or (2) in compliance with Rule 10b-18 under the Exchange Act;

•	at or below market value;

•	by either company pursuant to the provisions in such company’s governing documents; or

•	pro rata to the shareholders of Carnival Corporation & plc at the same effective premium to the market price, taking into account the equalization ratio;

•	matching actions;

•	the issue of an equalization share by either company to the other; and

•	any purchase, cancellation or reduction of disenfranchised shares.

Sources and Payment of Dividends

Under Panamanian law, a corporation may pay dividends to the extent of a corporation’s net earnings or capital surplus.

There has been no change in the entitlement of quarterly dividends for shareholders of us or Carnival plc following the completion of the DLC transaction. Our shareholders and Carnival plc shareholders have rights to income and capital distributions from Carnival Corporation & plc based on the equalization ratio. In order for the companies to pay a dividend or make a distribution, the ratio of dividends and distributions paid per share of our common stock to dividends and distributions paid per Carnival plc ordinary share must equal the equalization ratio, taking into account the applicable currency exchange rate.

Dividends are equalized according to the equalization ratio, and any balancing transactions between the companies will be determined and made, before deduction of any amounts in respect of the tax required to be deducted or withheld and excluding the amounts of any tax credits or other tax benefits.

If one company has insufficient profits or is otherwise unable to pay a dividend, we and Carnival plc will, as far as practicable, enter into such balancing transactions as are necessary to enable both companies to pay dividends in accordance with the equalization ratio. This may take the form of a payment from one company to the other or a dividend payment on an equalization share. Dividends received by Carnival plc shareholders are consistent with our regular quarterly dividend.

Our articles provide that the holders of shares of our common stock be entitled, in accordance with the Equalization and Governance Agreement and to the exclusion of the holders of shares of preferred stock, to receive such dividends as from time to time may be declared by the board of directors, except as otherwise provided by the board resolution or resolutions providing for the issue of any series of shares of preferred stock.

Liquidation

Under Panamanian law, if the board of directors deems it advisable that the corporation be dissolved, it is to propose by a majority of the votes of the members of the board an Agreement of Dissolution and within 10 days shall call or cause to be called, in accordance with law, a meeting of stockholders, to vote on the resolution passed by the board of directors proposing the dissolution. At the stockholders’ meeting, the holders of a majority of shares with voting rights on the matter can adopt the resolution for the dissolution of the company. The dissolution of the company may also be adopted by written consent in lieu of meeting of the holders of all shares having voting power.

Pursuant to the Equalization and Governance Agreement, in the event of a voluntary or involuntary liquidation of either us or Carnival plc, or both companies, if the hypothetical potential per share liquidation distributions to each company’s shareholders are not equivalent, taking into account the relative value of the two companies’ assets and the indebtedness of each company, to the extent that one company has greater net assets so that any liquidation distribution to its shareholders would not be equivalent on a per share basis, the company with the ability to make a higher net distribution is required to make a payment to the other company to equalize the possible net distribution to shareholders. The requirement to make an equalizing payment is subject to some limitations. First, a reorganization under Chapter 11 of the U.S. Bankruptcy Code or a similar statute would not be considered a “liquidation,” so such a reorganization would not result in equalizing payments. Second, neither company will be required to make the equalizing payment if the payment would result in neither group of shareholders being entitled to any liquidation proceeds. Therefore, if the assets of Carnival Corporation & plc are not sufficient to satisfy all of the creditors of Carnival Corporation & plc, no equalization payment would be required to be made.

In giving effect to the principles regarding a liquidation of us, we may:

•	make a payment to Carnival plc in accordance with the provisions of the Equalization and Governance Agreement;

•	issue shares to Carnival plc or to holders of Carnival plc ordinary shares and make a distribution or return on such shares; or

•	take any other action that the boards of directors of each of us and Carnival plc consider appropriate to give effect to such principles.

Any action other than a payment of cash by one company to the other company will require the prior approval of the board of directors of each company.

Appraisal Rights

Under Panamanian law, shareholders of a corporation do not have appraisal rights.

Pre-Emptive Rights

Under Panamanian law, a shareholder is entitled to pre-emptive rights to subscribe for additional issuances of common stock or any security convertible into stock in proportion to the shares that are owned unless there is a provision to the contrary in the articles of incorporation. Our articles of incorporation provide that our shareholders are not entitled to pre-emptive rights.

Transfer Agent and Registrar

The transfer agent and registrar for Carnival Corporation’s common stock and paired trust shares is Computershare Investor Services.

Special Voting Share

Reflecting Votes of Carnival plc Shareholders at Carnival Corporation Meetings

Our articles authorize one special voting share. The special voting share is merely a mechanism to give effect to shareholder votes at parallel shareholder meetings on joint electorate actions and class rights actions as described above under “—Common Stock—Voting Rights” and quorum provisions as described below under “—Certain Provisions of Carnival Corporation’s Articles and By-Laws—Quorum Requirements.” The special voting share has no rights to income or capital and no voting rights except as described below. Upon completion of the DLC transaction, Carnival issued the special voting share to DLC SVC Limited. DLC SVC Limited is a company incorporated in England and Wales whose shares are legally and beneficially owned by The Law Debenture Trust Corporation p.l.c., an independent trustee company incorporated in England and Wales. At all meetings at which a joint electorate action or a class rights action will be considered, the holder of the Carnival Corporation special voting share must be present.

For joint electorate actions, the Carnival Corporation special voting share will represent the number of votes cast at the parallel meeting of Carnival plc shareholders, as adjusted by the equalization ratio and rounded up to the nearest whole number, and will represent “yes” votes, “no” votes and abstentions at our meeting in accordance with votes cast at the Carnival plc meeting.

For class rights actions, DLC SVC Limited, as holder of the Carnival Corporation special voting share, will only vote if the proposed action has not been approved at the parallel Carnival plc meeting. In that event, the Carnival Corporation special voting share will represent that number of votes equal to the largest whole percentage that is less than the percentage of the number of votes necessary to defeat the resolution at our meeting if the total votes capable of being cast by all of our outstanding shares able to vote were cast in favor of the resolution. In most cases, this will be 49%. For a majority vote, 49% is the largest whole percentage that is less than the 50% needed to defeat the resolution. As a result, in the case of a majority vote, the Carnival Corporation special voting share will represent a number of votes equal to 98% of the votes capable of being cast by all our shares, excluding the votes represented by the Carnival Corporation special voting share. Therefore, assuming holders of approximately 2% or more of our shares do not cast votes on such class rights action, it will fail. If the Carnival plc shareholders approve the proposed action, the Carnival Corporation special voting share will not represent any votes.

The Carnival Corporation special voting share will not represent any votes on any resolution of a procedural or technical nature, which we refer to in this prospectus as “procedural resolutions.” Procedural resolutions are those that do not adversely affect the shareholders of Carnival plc in any material respect and are put to our shareholders at a meeting. The Chairman of our board will, in his absolute discretion, determine whether a resolution is a procedural resolution. To the extent that such matters require the approval of our shareholders, any of the following will be procedural resolutions:

•	that certain people be allowed to attend or be excluded from attending the meeting;

•	that discussion be closed and the question put to the vote, provided no amendments have been raised;

•

that the question under discussion not be put to the vote, where a shareholder feels the original motion should not be put to the meeting at all, if such original motion was brought during the course of that meeting;

•	to proceed with matters in an order other than that set out in the notice of the meeting;

•	to adjourn the debate, for example, to a subsequent meeting; and

•	to adjourn the meeting.

Reflecting Votes of Carnival Corporation Shareholders at Carnival Plc Meetings

As part of the DLC transaction, Carnival plc issued a special voting share to us, and we transferred such share to the trustee of the P&O Princess Special Voting Trust, a trust established under the laws of the Cayman Islands for the purpose of holding the Carnival plc special voting share. For joint electorate actions, the Carnival plc special voting share represents the number of votes cast at the parallel meeting of our shareholders, as adjusted by the equalization ratio and rounded to the nearest whole number, and will represent “yes” votes, “no” votes and abstentions at the Carnival plc meeting in accordance with votes cast at our meeting.

For class rights actions, the trustee of the P&O Princess Special Voting Trust, as holder of the Carnival plc special voting share, will only vote if the proposed action has not been approved at our parallel meeting. In that event, the Carnival plc special voting share will represent that number of votes equal to the largest whole percentage that is less than the percentage of the number of votes, or, in the case of a special resolution, such percentage less one vote, necessary to defeat the resolution at the Carnival plc meeting if the total number of votes capable of being cast by all outstanding Carnival plc shares, and other Carnival plc shares able to vote, were cast in favor of the resolution. In most cases, this will be 49%. For a majority vote, 49% is the largest whole percentage that is less than the 50% needed to defeat the resolution. As a result, in the case of a majority vote, the Carnival plc special voting share will represent a number of votes equal to 98% of the votes capable of being cast by all Carnival plc shares excluding the votes represented by the Carnival plc special voting share. Therefore, assuming holders of approximately 2% or more of Carnival plc shares do not cast votes on such class rights action, it will fail. If our shareholders approve the proposed action, the Carnival plc special voting share will not represent any votes.

The Carnival plc special voting share will not represent any votes on any procedural resolutions.

In connection with the DLC transaction, trust shares of beneficial interest in the P&O Princess Special Voting Trust were transferred to us. Immediately following this transfer, we distributed such trust shares by way of dividend to our shareholders of record at the close of business on April 17, 2003. Under the Pairing Agreement entered into by us, the trustee of the P&O Princess Special Voting Trust and Computershare Investor Services (formerly SunTrust Bank) on April 17, 2003, and our articles, the trust shares of beneficial interest in the P&O Princess Special Voting Trust are paired with, and evidenced by, certificates representing shares of our common stock on a one-for-one basis.

Our shares trade in units consisting of one share of Carnival Corporation common stock and one trust share of beneficial interest in the P&O Princess Special Voting Trust. Each share of our common stock shall not and cannot be transferred without the corresponding paired trust share. The trust shares of beneficial interest in the P&O Princess Special Voting Trust entitle our shareholders to receive any distributions made by the P&O Princess Special Voting Trust. As the sole purpose of the P&O Princess Special Voting Trust relates to the holding of the Carnival plc special voting share, it is not expected to make any distributions. See “Description of Trust Shares.”

Equalization Share

Our articles authorize one equalization share. The equalization share:

•	has rights to dividends in accordance with the Equalization and Governance Agreement as declared and paid by the board of directors;

•	has no rights to receive notice of, attend or vote at any shareholder meeting; and

•	in the event of our voluntary or involuntary liquidation, ranks after all other holders of shares.

Certain Provisions of Carnival Corporation’s Articles of Incorporation and By-Laws

Quorum Requirements

The presence in person or by proxy at any meeting of our shareholders holding at least one-third of the total votes entitled to be cast constitutes a quorum for the transaction of business at such meeting, except as otherwise required by applicable law or regulation, the articles of incorporation or the by-laws.

For purposes of determining whether a quorum exists at any meeting of shareholders where a joint electorate action or a class rights action is to be considered:

•

if the meeting of our shareholders convenes before the parallel shareholder meeting of Carnival plc, the Carnival Corporation special voting share will, at the commencement of the meeting, have no votes and therefore will not be counted for purposes of determining the total number of shares entitled to vote at such meeting or whether a quorum exists at such meeting, although the Carnival Corporation special voting share itself must be present, either in person, through a representative of DLC SVC Limited, or by proxy;

•

if the meeting of our shareholders convenes at substantially the same time as or after the parallel shareholder meeting of Carnival plc with respect to one or more joint electorate actions, the Carnival Corporation special voting share will have the maximum number of votes attached to it as were cast on such joint electorate actions, either for, against or abstained, at the parallel shareholder meeting of Carnival plc, and such maximum number of votes, including abstentions, will constitute shares entitled to vote and present for purposes of determining whether a quorum exists at such meeting; and

•

if the meeting of our shareholders convenes at substantially the same time as or after the parallel shareholder meeting of Carnival plc with respect to a class rights action, the Carnival special voting share will, at the commencement of the meeting, have no votes and therefore will not be counted for purposes of determining the total number of shares entitled to vote at such meeting or whether a quorum exists at such meeting, although the Carnival Corporation special voting share itself must be present, either in person, through a representative of DLC SVC Limited, or by proxy.

In addition, in order for a quorum to be validly constituted with respect to meetings of shareholders convened to consider a joint electorate action or class rights action, DLC SVC Limited must be present at such meeting.

Shareholder Action by Written Consent

Our by-laws provide that shareholders may not act by written consent.

Shareholder Proposals

Panamanian law does not specifically address the issue of shareholder proposals and our by-laws do not expressly permit shareholder proposals to be considered at the annual meeting of shareholders. Panamanian law requires that prior notice of a meeting must set out the purpose or purposes for which the meeting is convened. Any proposal to be discussed at a meeting should be included in the notice of the meeting, unless the notice reserves time for any other matters which the shareholders may wish to discuss.

Under the rules of the Exchange Act, shareholders may submit proposals, including director nominations, for consideration at shareholder meetings. Such proposals will need to comply with SEC regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials. In order for shareholder proposals to be considered for inclusion in our proxy statement/prospectus for an annual meeting, the written proposals must be received by us not less than 120 calendar days before the first anniversary of the date of mailing of the proxy statement from the previous year’s annual meeting.

Our by-laws provide that at any special meeting of shareholders only such business may be transacted as is related to the purpose or purposes of such meeting set forth in the notice of the special meeting. Our by-laws provide that special meetings of shareholders may only be called by our board or our President or Secretary.

Standard of Conduct for Directors

Panamanian law imposes a general fiduciary duty on directors to act prudently and in the best interests of the company. Among other things, directors are responsible for the authenticity of the payments which appear to have been made on behalf of the company, for the validity of dividends to be paid, general book-keeping and for effecting the operation of the company in accordance with applicable laws, its articles of incorporation, its by-laws, and resolutions of the General Assembly of shareholders.

Our articles provide that our board of directors is authorized to operate and carry into effect the Equalization and Governance Agreement, the SVE Special Voting Deed, which regulates the manner in which the votes attaching to the Carnival Corporation special voting share and the P&O Princess special voting share are exercised, and the Carnival Corporation Deed of Guarantee each of which was entered into on April 17, 2003, and, subject to applicable laws and regulations, nothing done by any director in good faith pursuant to such authority and obligations constitutes a breach of the fiduciary duties of such director to us or our shareholders. In particular, the directors are, in addition to their duties to us, entitled to consider the interests of our shareholders and the Carnival plc shareholders as if we and Carnival plc were a single entity. As a result of and following completion of the DLC transaction, our board of directors and that of Carnival plc are identical.

Meetings of Shareholders

If we propose to undertake a joint electorate action or class rights action at a meeting of shareholders, we must immediately give notice to Carnival plc of the nature of the joint electorate action or the class rights action it proposes to take. Unless such action is proposed to be taken at the annual meeting of shareholders, the board of directors must convene a special meeting for the purpose of considering a resolution to approve the joint electorate action or class rights action. Such meeting will be held as close in time as practicable with the parallel shareholder meeting convened by Carnival plc for purposes of considering such joint electorate action or class rights action. If we receive notice from Carnival plc that Carnival plc proposes to undertake a joint electorate action or a class rights action, our board of directors must convene a meeting of our shareholders as close in time as practicable to the Carnival plc meeting and must propose an equivalent resolution as that proposed at the Carnival plc meeting. We must cooperate fully with Carnival plc in preparing resolutions, explanatory memoranda or any other information or material required in connection with the proposed joint electorate action or class rights action.

Amendment of Governing Instruments

Under Panamanian law, unless the articles of incorporation require a greater vote, an amendment to the articles of incorporation may be made:

•	by the holders or their proxies of all the issued and outstanding stock of the corporation entitled to vote;

•	by means of a resolution passed by holders or their proxies of the majority of the outstanding stock of the corporation entitled to vote; and

•

in case the amendment to the articles consists of any change in the preference of shares of any class, by means of a resolution passed by holders or their proxies of the majority of the outstanding stock of the corporation entitled to vote of each class.

Any amendment to the provisions of our articles which entrench the DLC arrangement requires approval as a class rights action. The entrenched provisions of the articles include matters relating to:

•	the special voting share;

•	anti-takeover provisions;

•	dividends and distributions;

•	amendments to our articles and by-laws; and

•	liquidation.

All other provisions of our articles, except as provided below, may be amended by the shareholders of Carnival Corporation and Carnival plc voting together in a joint electorate action. Amendments to our articles require approval, whether in a class rights action or joint electorate action, of a majority of all votes entitled to be cast with respect thereto, including votes entitled to be cast by the Carnival Corporation special voting share, at a meeting of our shareholders.

Notwithstanding the foregoing, any amendment of the articles (1) to specify or change the location of the office or registered agent of us, or (2) to make, revoke or change the designation of a registered agent, or to specify or change the registered agent, may be approved and effected by the board of directors without the approval of our shareholders or the shareholders of Carnival plc.

Under Panamanian law, the board of directors of a corporation has the power to adopt, amend or repeal the by-laws of the corporation, unless specifically provided to the contrary by the articles of incorporation or in the by-laws approved by the shareholders. Our by-laws provide that the by-laws may be altered, amended, supplemented or repealed or new by-laws may be adopted, by the board of directors or by vote of the holders of the shares entitled to vote in the election of directors. Any by-laws adopted, altered or supplemented by the board of directors may be altered, amended, supplemented or repealed by the shareholders entitled to vote thereon.

Any amendment to or repeal of the provisions of our by-laws which entrench the DLC arrangement will also require approval as a class rights action. Any amendment to or repeal of our by-laws other than any of our entrenched by-laws may be approved and effected by our board of directors without the approval of our shareholders or the shareholders of Carnival plc. The entrenched provisions of the by-laws include matters relating to:

•	the transferability of the special voting share;

•	the scope of, and voting rights and procedures in relation to, joint electorate actions, class rights actions and procedural resolutions; and

•	election, qualification and disqualification of directors.

In limited circumstances since the implementation of the DLC arrangement, Carnival plc shares, other than those held by us, may be subject to a mandatory exchange for our shares at the then prevailing equalization ratio. A mandatory exchange can occur if there is a change in applicable tax laws, rules or regulations that the board of directors of Carnival plc reasonably determines is reasonably likely to have a material adverse effect on Carnival Corporation & plc and the exchange is approved by 66 2/3% of the shareholders of Carnival plc and us voting on a joint electorate action. A mandatory exchange can also be triggered if there is a change in the applicable non-tax laws, rules or regulations, as a result of which the board of directors of Carnival plc reasonably determines that it is reasonably likely that all or a substantial portion of the agreements that give effect to the DLC arrangement are unlawful, illegal or unenforceable. Were either of these changes to occur, we would issue additional shares to deliver to Carnival plc shareholders in accordance with the then prevailing equalization ratio and we would own 100% of Carnival plc. Our shares are not subject to any mandatory exchange for Carnival plc shares. If such a mandatory exchange is triggered, our articles and by-laws will be automatically amended upon completion of the mandatory exchange, without any further action of us or our shareholders, to conform to our articles of incorporation and our by-laws prior to the implementation of the DLC arrangement.

Election of Directors

Resolutions relating to the appointment, removal and re-election of directors will be considered as a joint electorate action and voted upon by the shareholders of each company effectively voting together as a single decision-making body. Our articles provide that the number of directors will be no less than three and no more than 25. Within said minimum and maximum, the total number of directors may be fixed from time to time by resolution of the shareholders or by resolution of the board. A change in the minimum and maximum number of directors will require an amendment to the articles. No person may be elected or appointed to serve on our board unless that person is also elected to be a member of the Carnival plc board. Any of our directors who resign from our board must also resign from the Carnival plc board and vice versa.

Removal of Directors

Panamanian law provides that a director may be removed with or without cause by the holders of a majority in voting power of the shares entitled to vote at an election of directors. Our by-laws provide that, subject to the provisions of Panamanian law, directors may be removed with or without cause only by a majority vote of a quorum of the shareholders.

Vacancies on the Board of Directors

Our by-laws provide that vacancies on the board of directors will be filled by a majority of the directors then in office, even though less than a quorum, provided that any such person is appointed to both our board and the

Carnival plc board at the same time. If only one director remains in office, the director will have the power to fill all vacancies. If there are no directors, our Secretary may call a meeting at the request of any two shareholders for the purpose of appointing one or more directors.

Indemnification of Directors and Officers

Panamanian law does not specifically address the issue of indemnification of directors and officers. We may indemnify any officer or director who is made a party to any suit or proceeding on account of being a director, officer or employee of the corporation against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement reasonably incurred by him/her in connection with the action, through, among other things, a majority vote of a quorum consisting of directors who were not parties to the suit or proceeding if the officer or director acted in good faith and in a manner he/she reasonably believed to be in the best interests of the corporation. In a criminal proceeding, the standard is that the director or officer had no reasonable cause to believe his/her conduct was unlawful.

Our articles provide that each person, and the heirs, executors or administrators of such person, who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, by reason of the fact that such person is or was a director or an officer of us or Carnival plc or is or was serving at the request of us or Carnival plc as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by us against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent and in the manner set forth in and permitted by Panamanian law, and any other applicable law, as from time to time in effect. This right of indemnification is not exclusive of any other rights to which a director or officer may be entitled. Any repeal or modification of the applicable provisions of the General Corporation Law of Panama will not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part on any such state of facts. We have the power to purchase and maintain insurance in respect of our and Carnival plc’s indemnification obligations.

A member of the board of directors, or a member of any committee designated by the board of directors, will, in the performance of his duties, be fully protected in relying in good faith upon the records of us or Carnival plc and upon such information, opinions, reports or statements presented to us by any of our or Carnival plc’s officers or employees, or committees of the board of directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of us. In discharging their duties, directors and officers, when acting in good faith, may rely upon financial statements of us or Carnival plc represented to them to be correct by the chief financial officer or the controller or other officer of us or Carnival plc having charge of its books or accounts, or stated in a written report by an independent public or certified public accountant or firm of such accountants fairly to reflect the financial condition of us or Carnival plc.

Takeover Restrictions

Under Panamanian law, directors are responsible for the good management and in general for the execution or faulty fulfillment of their obligations to administer the corporation’s affairs. There is limited legislative or judicial guidance on takeover issues in Panama and it is difficult to anticipate how a Panamanian court will react or resolve a matter concerning application of a policy of judicial deference to board of directors’ decisions to adopt anti-takeover measures in the face of a potential takeover where the directors are able to show that (1) they had reasonable grounds for believing that there was a danger to corporate policy and effectiveness from an acquisition proposal and (2) the board action taken was reasonable in relation to the threat posed.

Our articles contain provisions which would apply to any person, or group of persons acting in concert, that acquires shares in Carnival Corporation & plc which would trigger a mandatory offer obligation as if the UK Takeover Code applied to Carnival Corporation & plc on a combined basis. Where:

•	a person or group of persons acquired, or acquires voting rights over 30% or more of the combined votes which would be cast on a joint electorate action; or

•

any person or group of persons that already holds not less than 30% but not more than 50% of the combined votes which would be cast on a joint electorate action, acquired, or acquires voting rights over, any shares which increase the percentage of votes which such person(s) could cast on a joint electorate action, such shares acquired would be disenfranchised, that is, the owner of those shares could cease to have any economic or voting rights on those shares, unless an offer for all the shares in Carnival Corporation & plc at a price equivalent to that applicable to the acquisition has been made by the person or group. These takeover restrictions would not apply to:

•	acquisitions of shares of the other company by either Carnival plc or us;

•	if the restrictions are prohibited by applicable law and regulations;

•	any acquisition by the Arison family and various trusts for their benefit within the thresholds described below; and

•	any acquisition pursuant to a mandatory exchange.

There are some exceptions to these provisions in the case of the Arison family and trusts for their benefit, which as of January 13, 2012, together, hold approximately 27% of the total voting power of Carnival Corporation & plc. The Arison family and various trusts for their benefit can acquire shares in Carnival Corporation & plc without triggering these provisions provided that, as a result, their aggregate holdings do not increase by more than 1% of the voting power of Carnival Corporation & plc in any period of 12 consecutive months, subject to their combined holdings not exceeding 40% of the voting power of Carnival Corporation & plc. However, these parties may acquire additional shares or voting power without being subject to these restrictions if they comply with the offer requirement described above subject always to the provisions of the UK City code on Takeovers and Mergers. These restrictions do not apply to acquisitions of shares by either Carnival plc or us.

Ownership Limitations and Transfer Restrictions

In general, under Section 883 of the Internal Revenue Code, certain non-U.S. corporations are not subject to U.S. federal income tax or branch profits tax on U.S. source income derived from, or incidental to, the international operations of a ship or ships. The regulations provide, in general, that a foreign corporation organized in a qualified foreign country and engaged in the international operation of ships and aircraft shall exclude such income from gross income for purposes of federal income taxation provided that the corporation can satisfy certain ownership requirements, including, among other things, that its stock be publicly traded. A corporation’s stock that is otherwise publicly traded will fail to satisfy this requirement if it is closely held, i.e., that 50% or more of its stock is owned by persons who each own 5% or more of the vote and value of the outstanding shares of the corporation’s stock.

To the best of our knowledge, after due investigation, we currently qualify as a publicly traded corporation under the regulations. However, because some members of the Arison family and various trusts established for their benefit beneficially own approximately 36% of our common stock, or approximately 27% of the total voting power of Carnival Corporation & plc, there is the potential that another shareholder could acquire 5% or more of our common stock which could jeopardize our qualification as a publicly traded corporation. If we in the future were to fail to qualify as a publicly traded corporation, we would be subject to U.S. income tax on income associated with our cruise operations in the U.S. As a precautionary matter, in 2000, we amended our articles of incorporation to ensure that we continue to qualify as a publicly traded corporation under the regulations.

Our articles provide that no one person or group of related persons, other than some members of the Arison family and various trusts established for their benefit, may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 4.9% of our common stock, whether measured by vote, value or number. In addition, the articles generally restrict the transfer of any shares of our common stock if such transfer would cause us to be subject to U.S. shipping income tax. In general, the attribution rules under the Internal Revenue Code applicable in determining whether a person is a 5% shareholder under the regulations attribute stock:

•	among specified members of the same family,

•	to shareholders owning 50% or more of a corporation from that corporation,

•	among corporations that are members of the same controlled group,

•	among grantors, beneficiaries and fiduciaries of trusts, and

•	to partners of a partnership from that partnership.

For purposes of this 4.9% limit, a “transfer” will include any sale, transfer, gift, assignment, devise or other disposition, whether voluntary or involuntary, whether of record, constructively or beneficially, and whether by operation of law or otherwise. The 4.9% limit does not apply to some members of the Arison family and various trusts established for their benefit. These shareholders will be permitted to transfer their shares of our common stock without complying with the limit so long as the transfer does not cause us to be subject to U.S. income tax on shipping operations.

The articles provide that the board of directors may waive the 4.9% limit or transfer restrictions, in any specific instance, if evidence satisfactory to our board of directors and our tax counsel is presented that such ownership will not jeopardize our status as exempt from U.S. income taxation on gross income from the international operation of a ship or ships, within the meaning of Section 883 of the Internal Revenue Code. The board of directors may also terminate the limit and transfer restrictions generally at any time for any reason.

If a purported transfer or other event, including owning shares of common stock in excess of the 4.9% limit on the effective date of the proposed amendment, results in the ownership of common stock by any shareholder in violation of the 4.9% limit, or causes us to be subject to U.S. income tax on shipping operations, such shares of common stock in excess of the 4.9% limit, or which would cause us to be subject to U.S. shipping income tax will automatically be designated as “excess shares” to the extent necessary to ensure that the purported transfer or other event does not result in ownership of common stock in violation of the 4.9% limit or cause us to become subject to U.S. income tax on shipping operations, and any proposed transfer that would result in such an event would be void. Any purported transferee or other purported holder of excess shares will be required to give us written notice of a purported transfer or other event that would result in excess shares. The purported transferee or holders of such excess shares shall have no rights in such excess shares, other than a right to the payments described below.

Excess shares will not be treasury stock but rather will continue to be issued and outstanding shares of our common stock. While outstanding, excess shares will be transferred to a trust. The trustee of such trust will be appointed by us and will be independent of us and the purported holder of the excess shares. The beneficiary of such trust will be one or more charitable organizations selected by the trustee. The trustee will be entitled to vote the excess shares on behalf of the beneficiary. If, after purported transfer or other event resulting in excess shares and prior to the discovery by us of such transfer or other event, dividends or distributions are paid with respect to such excess shares, such dividends or distributions will be repaid to the trustee upon demand for payment to the charitable beneficiary. All dividends received or other income declared by the trust will be paid to the charitable beneficiary. Upon our liquidation, dissolution or winding up, the purported transferee or other purported holder will receive a payment that reflects a price per share for such excess shares generally equal to the lesser of

•

in the case of excess shares resulting from a purported transfer, the price per share paid in the transaction that created such excess shares, or, in the case of certain other events, the market price per share for the excess shares on the date of such event, or

•

in the case of excess shares resulting from an event other than a purported transfer, the market price for the excess shares resulting from an event other than a purported transfer, the market price for the excess shares on the date of such event.

At the direction of the board of directors, the trustee will transfer the excess shares held in trust to a person or persons, including us, whose ownership of such excess shares will not violate the 4.9% limit or otherwise cause us to become subject to U.S. shipping income tax within 180 days after the later of the transfer or other event that resulted in such excess shares or we become aware of such transfer or event. If such a transfer is made, the interest of the charitable beneficiary will terminate, the designation of such shares as excess shares will cease and the purported holder of the excess shares will receive the payment described below. The purported transferee or holder of the excess shares will receive a payment that reflects a price per share for such excess shares equal to the lesser of

•	the price per share received by the trustee, and

•

the price per share such purported transferee or holder paid in the purported transfer that resulted in the excess shares, or, if the purported transferee or holder did not give value for such excess shares, through a gift, devise or other event, a price per share equal to the market price on the date of the purported transfer or other event that resulted in the excess shares.

A purported transferee or holder of the excess shares will not be permitted to receive an amount that reflects any appreciation in the excess shares during the period that such excess shares were outstanding. Any amount received in excess of the amount permitted to be received by the purported transferee or holder of the excess shares must be turned over to the charitable beneficiary of the trust.

If the foregoing restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee or holder of any excess shares may be deemed, at our option, to have acted as an agent on our behalf in acquiring or holding such excess shares and to hold such excess shares on our behalf.

We will have the right to purchase any excess shares held by the trust for a period of 90 days from the later of

•	the date the transfer or other event resulting in excess shares has occurred, and

•	the date the board of directors determines in good faith that a transfer or other event resulting in excess shares has occurred.

The price per excess share to be paid by us will be equal to the lesser of

•	the price per share paid in the transaction that created such excess shares, or, in the case of certain other events, the market price per share for the excess shares on the date of such event, or

•	the lowest market price for the excess shares at any time after their designation as excess shares and prior to the date we accept such offer.

These provisions in our articles could have the effect of delaying, deferring or preventing a change in our control or other transaction in which our shareholders might receive a premium for their shares of common stock over the then-prevailing market price or which such holders might believe to be otherwise in their best interest. To the extent that the proposed regulations are amended or finalized in a manner which, in the opinion of our board of directors, does not require these provisions in our articles to ensure that we will maintain our income tax exemption for our shipping income, our board of directors may determine, in its sole discretion, to terminate the 4.9% limit and the transfer restrictions of these provisions.

While both the mandatory offer protection and 4.9% protection remain in place, no third party other than the Arison family and certain trusts for their benefit will be able to acquire control of Carnival Corporation & plc.

Preferred Stock

Our board of directors may issue, without further authorization from our shareholders, up to 40,000,000 shares of preferred stock in one or more series. Our board of directors may determine, at the time of creating each series, the distinctive designation of and the number of shares in, the series, its dividend rate, the number of votes, if any, allocated to each share of the series, the price and terms on which the shares may be redeemed, the terms of any applicable sinking fund, the amount payable upon liquidation, dissolution or winding up, the conversion rights, if any, and any other rights, preferences and priorities of the shares as our board of directors may be permitted to fix under the laws of the Republic of Panama in effect at the time the series is created. The preferred stock will be, when issued, fully paid and nonassessable.

The issuance of preferred stock could adversely affect the voting power of holders of common stock and could delay, defer or prevent a change in control. The rights of holders of any preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future.

To the extent applicable, the transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to that series.

Rank

The shares of preferred stock of any series have the rank set forth in the relevant articles supplementary and described in the prospectus supplement relating to the relevant series.

Dividends

The articles supplementary setting forth the terms of a series of preferred stock may provide that holders of that series are entitled to receive dividends, when, as and if authorized by our board of directors out of funds legally available for dividends. The rates and dates of payment of dividends and any other terms applicable to the dividends will be set forth in the relevant articles supplementary and described in the prospectus supplement relating to the relevant series.

Dividends will be payable to holders of record of preferred stock as they appear on our books on the record dates fixed by the board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative and payable in cash or in kind.

Conversion and Exchange

The articles supplementary setting forth the terms of a series of preferred stock may provide for and the prospectus supplement for the relevant series of preferred stock may describe the terms, if any, on which shares of that series are convertible into or exchangeable for shares of our common stock or common stock of a third party.

Redemption

If so specified in the articles supplementary setting forth the terms of a series of preferred stock, which will be described in the applicable prospectus supplement, a series of preferred stock may be redeemable at our or the holder’s option and/or may be mandatorily redeemed partially or in whole.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of us, holders of each series of preferred stock may be entitled to receive distributions upon liquidation. Those distributions will be made before any distribution is made on any securities ranking junior relating to liquidation. The terms and conditions of those distributions will be set forth in the applicable articles supplementary and described in the relevant prospectus supplement.

Voting Rights

The holders of shares of preferred stock will have the voting rights provided by the applicable articles supplementary and required by applicable law. These voting rights will be described in the applicable prospectus supplement.

DESCRIPTION OF TRUST SHARES

Generally

On April 17, 2003, we completed the DLC transaction with Carnival plc. As part of the DLC transaction, Carnival plc issued a special voting share to us, and we transferred such share to the trustee of the P&O Princess Special Voting Trust, a trust established under the laws of the Cayman Islands. Trust shares of beneficial interest in the property subject to the P&O Princess Special Voting Trust were issued to us. The trust shares represent a beneficial interest in the Carnival plc special voting share. Immediately following such issue, we distributed such trust shares by way of a dividend to our common stockholders. Under the Pairing Agreement, dated as of April 17, 2003, between us, The Law Debenture Trust Corporation (Cayman) Limited, as trustee of the P&O Princess Special Voting Trust, and Computershare Investor Services (formerly SunTrust Bank), as transfer agent, the trust shares of beneficial interest in the P&O Princess Special Voting Trust are paired with, and evidenced by, certificates representing shares of our common stock on a one-for-one basis. In addition, under the Pairing Agreement, when a share of our common stock is issued to a recipient after the closing of the DLC transaction, a paired trust share will be issued at the same time initially to us, which will immediately transfer such trust share to the same recipient, whereupon such trust share will be paired with the share of our common stock.

Since completion of the DLC transaction, shares of our common stock have traded together with the paired trust shares on the NYSE under the ticker symbol “CCL.” The paired trust shares entitle our shareholders to receive any distributions made by the P&O Princess Special Voting Trust. As the sole purpose of the P&O Princess Special Voting Trust relates to the holding of the Carnival plc special voting share, it is not expected to make any distributions.

The Carnival plc special voting share will be voted based upon the outcome of voting at the relevant parallel meeting of our shareholders, based on the number of votes cast by our shareholders voting their shares of our common stock. See “Description of Capital Stock—Special Voting Share.”

Pairing Agreement

Under the Pairing Agreement, which was entered into by us, the trustee of the P&O Princess Special Voting Trust and a transfer agent at the closing of the DLC transaction:

•	trust shares and shares of our common stock are not transferable unless the transferee acquires the same number of trust shares and our shares;

•	we and the transfer agent will not agree to any transfer of shares of our common stock unless the transferee agrees to acquire the corresponding trust shares;

•

trust shares and shares of our common stock are not represented by separate certificates, but by one certificate of our common stock, which represents an equal number of shares of our common stock and trust shares;

•

upon each issuance of additional shares of our common stock, including pursuant to the exercise of any existing option or convertible security, the trustee of the P&O Princess Special Voting Trust will issue an equal number of additional trust shares;

•

if we declare or pay any distribution consisting in whole or in part of shares of our common stock, or subdivide or combine shares of our common stock, then the trustee of the P&O Princess Special Voting Trust will effect corresponding adjustments to maintain the pairing relationship of one share of our common stock to each trust share;

•

if we otherwise reclassify the shares of our common stock, then the trustee of the P&O Princess Special Voting Trust will effect such transactions as are necessary to maintain the pairing relationship of the securities into which one share of our common stock was so reclassified to each trust share; and

•	if we cancel or retire any shares of our common stock, the trustee of the P&O Princess Special Voting Trust will cancel or retire the corresponding trust shares.

Voting Trust Deed

The voting trust deed of the P&O Princess Special Voting Trust governs the administration of the P&O Princess Special Voting Trust. The trust property consists of the Carnival plc special voting share, all payments or collections in respect of the Carnival plc special voting share and all other property from time to time deposited in the trust. The SVE Special Voting Deed provides that at every meeting of Carnival plc shareholders at which a resolution relating to a joint electorate action or a class rights action is to be considered, the trustee of the P&O Princess Special Voting Trust will be present by corporate representative or by proxy. The trustee has no discretion as to how the Carnival plc special voting share is to be voted at any Carnival plc shareholders’ meeting. The trustee will vote the Carnival plc special voting share at any Carnival plc shareholders’ meeting in accordance with the requirements of:

•	the Carnival plc Articles of Association,

•

the special voting deed entered into on April 17, 2003 by us, Carnival plc, DLC SVC Limited, as holder of the Carnival Corporation special voting share, the trustee of the P&O Princess Special Voting Trust, as holder of the Carnival plc special voting share and The Law Debenture Trust Corporation p.l.c., as the legal and beneficial owner of DLC SVC Limited, and

•	the DLC equalization principles, in effect, to reflect the outcome of votes at parallel meetings of our shareholders for purposes of joint electorate actions and class rights actions.

The P&O Princess Special Voting Trust has a single class of trust shares of beneficial interest. Each trust share represents an equal, absolute, identical, undivided interest in the trust property. The trustee of the P&O Princess Special Voting Trust is authorized to issue an unlimited number of trust shares.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue from time to time purchase contracts (the “Purchase Contracts”), including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of senior debt securities (and related guarantees), subordinated debt securities (and related guarantees), shares of common stock (and any related trust shares and interests in the special voting share) or preferred stock, government securities, or any of the other securities that we may sell under this prospectus at a future date or dates. The consideration payable upon settlement of the Purchase Contracts may be fixed at the time the Purchase Contracts are issued or may be determined by a specific reference to a formula set forth in the Purchase Contracts. The Purchase Contracts may be issued separately or as part of units consisting of a Purchase Contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders’ obligations to purchase the relevant securities under the Purchase Contracts. The Purchase Contracts may require us to make periodic payments to the holders of the Purchase Contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The Purchase Contracts may require holders to secure their obligations under the Purchase Contracts.

The prospectus supplement related to any particular Purchase Contracts will describe, among other things, the material terms of the Purchase Contracts and of the securities being sold pursuant to such Purchase Contracts, a discussion, if appropriate, of any special United States federal income tax considerations applicable to the Purchase Contracts and any material provisions governing the Purchase Contracts that differ from those described above. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the Purchase Contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the Purchase Contracts.

DESCRIPTION OF UNITS

We may from time to time issue units (the “Units”) comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each Unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each Unit will be issued so that the holder of the Unit is also the holder of each security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included security. The Unit agreement under which a Unit is issued may provide that the securities included in the Unit may not be held or transferred separately at any time, or at any time before a specified date.

Any prospectus supplement related to any particular Units will describe, among other things:

•	the material terms of the Units and of the securities comprising the Units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the Units or of the securities comprising the Units;

•	if appropriate, any special United States federal income tax considerations applicable to the Units; and

•	any material provisions of the governing Unit agreement that differ from those described above.

PLAN OF DISTRIBUTION

We or the selling securityholders may sell the offered securities (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. Any selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale of the securities covered by this prospectus. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

Sales of shares of common stock and other securities also may be effected from time to time in one or more types of transactions (which may include block transactions, special offerings, exchange distributions, secondary distributions or purchases by a broker or dealer) on the NYSE or any other national securities exchange or automated trading and quotation system on which the common stock or other securities are listed, in the over-the-counter market, in hedging or derivatives transactions, negotiated transactions, through options transactions relating to the shares (whether these options are listed on an options exchange or otherwise), through the settlement of short sales or a combination of such methods of sale, at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The securities may also be exchanged for satisfaction of the selling securityholders’ obligations or other liabilities to their creditors. Such transactions may or may not involve brokers or dealers. Any shares of common stock offered under this prospectus will be listed on the NYSE (or such other stock exchange or automated quotation system on which the common stock is listed), subject to official notice of issuance.

The selling securityholders might not sell any securities under this prospectus. In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

LEGAL MATTERS

Paul, Weiss, Rifkind, Wharton & Garrison LLP has passed upon the validity of the Debt Securities, Guarantees, Warrants, Purchase Contracts and Units offered by this prospectus for us. The validity of the shares of our common stock and our preferred stock offered by this prospectus and certain other matters with respect to Panamanian law have been passed upon for Carnival Corporation by Tapia Linares y Alfaro. The validity of the trust shares of beneficial interest in the P&O Princess Special Voting Trust and certain other matters with respect to Cayman Islands law have been passed upon by Maples and Calder. The validity of the Carnival plc special voting share and certain other matters with respect to the laws of England and Wales have been passed upon for Carnival plc by Freshfields Bruckhaus Deringer LLP.

James M. Dubin and John J. O’Neil, partners of Paul, Weiss, Rifkind, Wharton & Garrison LLP, had shared or sole rights to vote or dispose of over approximately 22% of Carnival Corporation’s outstanding common stock as of January 13, 2012 by virtue of their control of certain trusts for the benefit of certain Arison family members. This represents approximately 16.8% of the total voting power of Carnival Corporation & plc. Mr. Dubin also beneficially owns 1,000 shares of common stock which he holds directly.

Paul, Weiss, Rifkind, Wharton & Garrison LLP also serves as counsel to Micky Arison, who is the chairman and chief executive officer of us and Carnival plc, and other Arison family members and trusts.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the joint Annual Report on Form 10-K of Carnival Corporation & plc for the year ended November 30, 2011, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered certified public accounting firm, given on the authority of said firm as experts in accounting and auditing.

$

Carnival Corporation

        % Senior Notes

Due 2016

Guaranteed as to the Payment of Principal and Interest by

CARNIVAL PLC

PROSPECTUS    SUPPLEMENT

BofA Merrill Lynch

Goldman, Sachs & Co.

HSBC